                         PREFERENTIAL RIGHT AGREEMENT

                                BY AND BETWEEN

                           AMOCO PRODUCTION COMPANY

                                      AND

                           EVERGREEN RESOURCES, INC.

                         PREFERENTIAL RIGHT AGREEMENT

     THIS PREFERENTIAL RIGHT AGREEMENT ("Agreement") is entered into this 1st day of July, 1998, by and between AMOCO PRODUCTION COMPANY, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 ("Amoco") and EVERGREEN RESOURCES, INC., a Colorado corporation, with an office at 1401 17th Street, Suite 1200, Denver, Colorado 80202 ("Evergreen").

     WHEREAS, Amoco proposed to assign certain properties, including those properties described on Schedule 1 attached hereto and made a part hereof ("Schedule 1 Properties"), to MarkWest Resources, Inc. ("MarkWest") in accordance with the terms of that certain Purchase and Sale Agreement by and between Amoco and MarkWest dated the 15th day of May, 1997 ("Purchase and Sale Agreement"), a copy of which is attached hereto as Schedule 2;

     WHEREAS, Evergreen has elected to exercise its preferential right to purchase the Schedule 1 Properties in accordance with the terms of that certain Unit Operating Agreement Cottontail Pass Unit, Las Animas County, Colorado, dated the 26th day of July, 1996, as amended, ("the Operating Agreements");

     NOW, THEREFORE, based on the mutual covenants and agreements herein contained, the parties agree as follows:

     1. Amoco agrees to sell and Evergreen agrees to purchase the Schedule 1 Properties for the total consideration of Three Million One Hundred Seventy Nine Thousand One Hundred Sixty United States Dollars (US $3,179,160) ("Purchase Price").

     2. Amoco and Evergreen agree, with respect to Schedule 1 Properties only, that Evergreen shall be deemed to be the "Buyer" and Amoco shall be deemed to be the "Seller" under the terms of the Purchase and Sale Agreement.

     3. Amoco and Evergreen agree that Articles 1.33.3, 3.1, 3.2, 3.3, 12.3 (the first sentence only), 12.6, 12.7, 12.8, 14.3.6, 14.3.7, 14.3.8, 14.3.9,
15.1.4, 16.1.6, 15.1.7, 16.2.8, 16.2.9, 16.2.10, 16.3.7, 16.3.8, 16.3.9 and
16.3.10 contained in the Purchase and Sale Agreement are inapplicable to this transaction and shall not be binding on the parties.

     4. Amoco and Evergreen agree that Article 15.5 of the Purchase and Sale Agreement shall be amended to refect the fact that the Confidentiality Agreement executed between Amoco and Evergreen was dated the 13th day of March, 1997, as opposed to the 31st day of March, 1997.

     5. In accordance with Article 10.6 of the Purchase and Sale Agreement, Amoco and Evergreen agree to be bound by (and shall execute at Closing) the Litigation Agreement attached hereto as Schedule 3.

     6. Amoco and Evergreen agree that Article 19.1 shall be modified to reflect that notice shall be sent to Evergreen as follows:

          Evergreen Resources, Inc.
          1401 17th Street, Suite 1200
          Denver, Colorado  80202
          Attn: Mr. Mark S. Sexton, President & CEO
          Fax: 303-295-7895

     7. Amoco and Evergreen agree to be bound by and comply with the terms and conditions set forth in the Purchase and Sale Agreement (as modified by the terms of this Agreement), to the extent the same apply to the Schedule 1 Properties, as if both parties were original signatory parties to such Purchase and Sale Agreement.

     8. Amoco and Evergreen agree that neither party shall have any obligations or liabilities under the terms of this Agreement with respect to properties (real, personal, mixed, contractual or otherwise) other than the
Schedule 1 Properties.

     IN WITNESS WHEROF, the parties have executed this Agreement on the day and year first set forth above.


                                 AMOCO PRODUCTION COMPANY


                                 By:
                                    --------------------------------
                                 Name: R. D. Howard
                                 Title: Attorney-in-Fact


                                 EVERGREEN RESOURCES, INC.


                                 By:
                                    -------------------------------
                                 Name: Mark S. Sexton
                                 Title:  President and CEO

                                  SCHEDULE 1
                       TO PREFERENTIAL RIGHT AGREEMENT,
                                BY AND BETWEEN
                           AMOCO PRODUCTION COMPANY
                                      AND
                           EVERGREEN RESOURCES, INC.

                             SCHEDULE 1 PROPERTIES
                            [SEE ATTACHED 27 PAGES]

Excluding the 160 acre leasehold interest associated with the below referenced quarter sections.

                             PROPERTY DESCRIPTION

ITEM NUMBER    WELLS*QUARTER         SECTION    SECTION   TOWNSHIP     RANGE      COUNTY
-----------   --------------         -------    -------   --------     -----    ----------
      1       Biber-1                 SE 1/4       21        32N        66W     Las Animas
      2       Burro Canyon-1          SW 1/4       28        32N        66W     Las Animas
      3       Burro Canyon-2          NE 1/4       28        32N        66W     Las Animas
      4       Burro Canyon-3          SE 1/4       28        32N        66W     Las Animas
      5       Burro Canyon-4          SW 1/4       28        32N        66W     Las Animas
      6       Colo University-1       SE 1/4       35        32N        67W     Las Animas
      7       Dixon-1                 SE 1/4       25        32N        67W     Las Animas
      8       Garcia-Swift-1          NE 1/4       29        32N        66W     Las Animas
      9       Geisick-1               NE 1/4       32        32N        66W     Las Animas
     10       Givens-1                SW 1/4       25        32N        67W     Las Animas
     11       Horn Spring-1           NE 1/4       33        32N        66W     Las Animas
     12       Horn Spring-2           NE 1/4       33        32N        66W     Las Animas
     13       Horn Spring-3           NE 1/4       33        32N        66W     Las Animas
     14       Horn Spring-4           NE 1/4       33        32N        66W     Las Animas
     15       Horn Spring-5           SE 1/4       33        32N        66W     Las Animas
     16       Horn Spring-6           SW 1/4       33        32N        66W     Las Animas
     17       Horn Spring-7           NW 1/4       33        32N        66W     Las Animas
     18       Lincoln Canyon-1        NE 1/4       21        32N        66W     Las Animas
     19       Pachorek-2              SW 1/4       31        32N        66W     Las Animas
     20       Piaskoski-1             SE 1/4       29        32N        66W     Las Animas
     21       St of Colo-AS-1         NE 1/4       36        32N        67W     Las Animas
     22       St of Colo-AS-3         NW 1/4       36        32N        67W     Las Animas
     23       St of Colo-AU-1         NW 1/4       36        32N        66W     Las Animas
     24       St of Colo-AT-1         SE 1/4       16        32N        66W     Las Animas
     25       St of Colo-AT-2         NW 1/4       16        32N        66W     Las Animas
     26       Tokar-1                 NW 1/4       31        32N        66W     Las Animas
     27       Upper Burro-1           NW 1/4       21        32N        66W     Las Animas
     28       Wacker-1                NE 1/4       25        32N        67W     Las Animas
     29       Wharton-1               SE 1/4       32        32N        66W     Las Animas

                                  SCHEDULE 2
                       TO PREFERENTIAL RIGHT AGREEMENT,
                                BY AND BETWEEN
                           AMOCO PRODUCTION COMPANY
                                      AND
                           EVERGREEN RESOURCES, INC.


[ATTACHED IS A COMPLETE COPY OF THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND BETWEEN AMOCO PRODUCTION COMPANY AND MARKWEST RESOURCES, INC., DATED THE 15TH DAY OF MAY, 1997]

                                  SCHEDULE 3
                       TO PREFERENTIAL RIGHT AGREEMENT,
                                BY AND BETWEEN
                           AMOCO PRODUCTION COMPANY
                                      AND
                           EVERGREEN RESOURCES, INC.

                             LITIGATION AGREEMENT

     THIS LITIGATION AGREEMENT (the "Agreement") is dated the 1st day of July, 1998, by and between Amoco Production Company, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Amoco") and Evergreen Resources, Inc., a Colorado corporation, with an office at 1401 17th Street, Suite 1200, Denver, Colorado 80202 (hereinafter referred to as "Evergreen"), and is based on the following premises:

     WHEREAS, Amoco and Evergreen entered into a Purchase and Sale Agreement dated the 1st day of July, 1998 wherein Amoco agreed to sell and Evergreen agreed to purchase Amoco's interest in the Raton Basin, Colorado ("Purchase and Sale Agreement");

     WHEREAS, Amoco and Evergreen have reached agreement with respect to the terms of the above.

     NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Amoco and Evergreen agree as follows:

     1. Prior to Closing (as defined in the Purchase and Sale Agreement), Amoco shall use reasonable efforts to settle the litigation referenced in Exhibit "A" attached hereto and incorporated herein by reference (the "Litigation"); provided however, Amoco shall have no obligation to settle one or more cases which are included in the Litigation if in its sole discretion it determines that the terms of settlement being offered by the plaintiffs in each case are not reasonable and further provided that no such settlement shall impose any post-Closing obligation, duty or encumbrance upon Evergreen, its ownership or operation of the properties or facilities which are the subject of the Litigation.

     2. If all the cases in the Litigation are not settled prior to the Closing, the following provisions shall apply:

          (a) Amoco and Evergreen shall cooperate with each other in connection with the Litigation to the extent necessary to defend against the outstanding allegations. Notwithstanding the foregoing, neither Amoco nor Evergreen shall be under any obligation to take any affirmative action or refrain from taking any action which said party determines in its sole judgment would be detrimental to its individual position.

          (b) Amoco shall be solely responsible for any and all losses, damages, liabilities, fines and penalties relating to, arising out of, or connected, directly or indirectly, with the Litigation, which pertain to the period of time prior to the Closing. Amoco acknowledges that Evergreen, by entering into the Purchase and Sale Agreement and this Agreement, is not admitting responsibility for, nor is it indemnifying Amoco, nor agreeing to any claim of contribution as it relates to losses, damages, liabilities, fines and penalties relating to, arising out of, or connected, directly or indirectly, with the Litigation to the extent any such claims are based upon conduct or events occurring prior to the Closing.

          (c) Evergreen acknowledges that upon the Closing of the transaction contemplated by the Purchase and Sale Agreement that it may find itself joined as a Defendant in the Litigation. Evergreen agrees it will be responsible for any and all losses, damages, liabilities, fines and penalties relating to, arising out of or connected, directly or indirectly, with the Litigation to the extent any such claims are based upon Evergreen's ownership and/or operation of the relevant properties subsequent to the Closing.

          (d) Amoco and Evergreen shall each bear their individual court cost and attorneys' fees incurred in defending the Litigation.

     3. ASSIGNABILITY. The rights, duties and privileges under this Agreement shall not be assigned by either party hereto without the prior written consent of the non-assigning party.

     4. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado, excluding any conflict of law rules which may require the application of laws of another jurisdiction.

     5. NOTICES. All notices, requests and other communications shall be provided in accordance with the terms of the Purchase and Sale Agreement.

     6. OTHER AGREEMENTS. If there is a conflict between the terms of the Purchase and Sale Agreement and the terms of this Agreement, the terms of this Agreement shall control the rights and obligations of the parties, but only to the extent necessary to resolve the conflict. Except as amended herein, the terms of the Purchase and Sale Agreement shall remain in full force and effect.

The parties have executed this Agreement on the day and year first set forth above.


                         AMOCO PRODUCTION COMPANY


                         By:
                            --------------------------------
                         Name: R. D. Howard
                         Title: Attorney-in-Fact


                         EVERGREEN RESOURCES, INC.


                         By:
                            --------------------------------
                         Name: Mark S. Sexton
                         Title: President & CEO

                          PURCHASE AND SALE AGREEMENT

                                BY AND BETWEEN

                       AMOCO PRODUCTION COMPANY, SELLER

                                      AND

                        MARKWEST RESOURCES, INC., BUYER

                                     INDEX

Article 1.   DEFINITIONS                                               1

Article 2.   TRANSFER OF THE PROPERTIES
   2.1       Sale and Purchase                                         8

Article 3.   PURCHASE PRICE
   3.1       Purchase Price                                            8
   3.2       Earnest Money                                             8
   3.3       Allocation                                                8

Article 4.   TITLE REVIEW
   4.1       Review of Title Records                                   8
   4.2       Adjustment of Purchase Price for Increases
               or Decreases in Interests Assigned                      8
   4.3       Waiver                                                   10

Article 5.   INSPECTION OF PREMISES
   5.1       Inspection of Premises                                   10
   5.2       Alleged Environmental Conditions                         10
   5.3       Waiver                                                   11

Article 6.   ACCOUNTING
   6.1       Revenues, Expenses and Capital Expenditures              12
   6.2       Taxes                                                    12
   6.3       Obligations and Credits                                  13
   6.4       Miscellaneous Accounting                                 13
   6.5       Final Accounting Settlement                              13
   6.6       Post-Final Accounting Settlement                         14

Article 7.   CASUALTY AND CONDEMNATION
   7.1       Casualty and Condemnation                                14

Article 8.   INDEMNITIES
   8.1       Opportunity for Review                                   14
   8.2       Seller's Non-Environmental Indemnity Obligation          15
   8.3       Disclaimer of Seller's Environmental Indemnity
               Obligation                                             15
   8.4       Buyer's Non-Environmental Indemnity Obligation           16
   8.5       Buyer's Environmental Indemnity Obligation               16
   8.6       Hazardous Substances                                     16
   8.7       Notice and Cooperation                                   17
   8.8       Defense of Claims                                        17
   8.9       Waiver of Certain Damages                                18
   8.10      Limitation on Indemnities                                18


                                       i


Article 9.   WARRANTIES AND DISCLAIMERS
   9.1       Special Warranty of Title                                18
   9.2       Disclaimer - Representations and Warranties              18
   9.3       Disclaimer - Statements and Information                  19

Article 10.  SELLER'S REPRESENTATIONS AND WARRANTIES
   10.1      Organization and Good Standing                           19
   10.2      Corporate Authority; Authorization of Agreement          19
   10.3      No Violations                                            20
   10.4      Absence of Certain Changes                               20
   10.5      Operating Costs                                          20
   10.6      Litigation                                               21
   10.7      Bankruptcy                                               21
   10.8      Royalties                                                21
   10.9      No Demands                                               21
   10.10     Information                                              21
   10.11     Government Licenses                                      21

Article 11.  BUYER'S REPRESENTATIONS AND WARRANTIES
   11.1      Organization and Good Standing                           22
   11.2      Corporate Authority; Authorization of Agreement          22
   11.3      No Violations                                            22
   11.4      SEC Disclosure                                           22
   11.5      Independent Evaluation                                   23
   11.6      Buyer's Reliance                                         23

Article 12.  ADDITIONAL AGREEMENTS
   12.1      Covenants of Seller                                      23
   12.2      Notice of Loss                                           23
   12.3      Subsequent Operations                                    23
   12.4      Buyer's Assumption of Obligations                        24
   12.5      Records                                                  24
   12.6      Financial Assurances                                     24
   12.7      Licenses                                                 24
   12.8      Transition Agreement                                     24

Article 13.  ANTITRUST NOTIFICATION
   13.1      Antitrust Notification                                   25

Article 14.  CONDITIONS PRECEDENT TO CLOSING
   14.1      Conditions Precedent to Seller's Obligation to Close     25
   14.2      Conditions Precedent to Buyer's Obligation to Close      25
   14.3      Conditions Precedent to Obligation of Each Party
              to Close                                                26


                                       ii


Article 15.  TERMINATION
   15.1      Grounds for Termination                                  27
   15.2      Effect of Termination                                    27
   15.3      Dispute over Right to Terminate                          28
   15.4      Return of Documents                                      28
   15.5      Confidentiality                                          28

Article 16.  THE CLOSING
   16.1      Closing                                                  28
   16.2      Obligations of Seller at Closing                         28
   16.3      Obligations of Buyer at Closing                          29

Article 17.  MISCELLANEOUS
   17.1      Notices                                                  30
   17.2      Conveyance Costs                                         31
   17.3      Brokers' Fees                                            31
   17.4      Further Assurances                                       31
   17.5      Survival of Representations and Warranties               32
   17.6      Amendments and Severability                              32
   17.7      Successors and Assigns                                   32
   17.8      Headings                                                 32
   17.9      Governing Law                                            32
   17.10     No Partnership Created                                   32
   17.11     Public Announcements                                     33
   17.12     No Third Party Beneficiaries                             33
   17.13     Deceptive Trade Practices                                33
   17.14     Tax Deferred Exchange Election                           33
   17.15     Not to be Construed Against Drafter                      33
   17.16     Conspicuousness of Provisions                            33
   17.17     Arbitration                                              34
   17.18     Execution in Counterparts                                34
   17.19     Entire Agreement                                         35

                                   EXHIBITS


EXHIBIT "A" -   WORKING INTERESTS AND NET REVENUE INTERESTS
   SCHEDULE 1 - NON-COTTONTAIL PASS UNIT ASSETS

EXHIBIT "A-1" - PROPERTIES
   PART 1 -     NORTHERN RATON BASIN LEASEHOLD ACREAGE
   PART 2 -     SOUTHERN RATON BASIN LEASEHOLD ACREAGE
   PART 3 -     SURFACE OWNERSHIP
   PART 4 -     MINERAL OWNERSHIP
   PART 5 -     DISPOSAL WELL
   PART 6 -     RIGHTS-OF-WAY

EXHIBIT "B" -   EXCLUDED PROPERTIES

EXHIBIT "C" -   LITIGATION

EXHIBIT "D" -   ASSIGNMENT AND BILL OF SALE

EXHIBIT "E" -   CERTIFICATE

EXHIBIT "F" -   LETTERS-IN-LIEU

EXHIBIT "G" -   OPINION OF COUNSEL

EXHIBIT "H" -   NON-FOREIGN AFFIDAVIT

                          PURCHASE AND SALE AGREEMENT


    THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is dated the 15th day of May, 1997, by and between AMOCO PRODUCTION COMPANY, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Seller") and MarkWest Resources, Inc., a Colorado corporation, with an office at 5613 DTC Parkway, Suite 400, Englewood, Colorado 80111 (hereinafter referred to as "Buyer"), and is based on the following premises:

    WHEREAS, Seller desires to sell, assign and convey to Buyer and Buyer desires to purchase and accept certain oil and gas properties and related interests; and

    WHEREAS, the parties have reached agreement regarding such sale and purchase.

    NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Seller and Buyer agree as follows:


                            ARTICLE 1. DEFINITIONS

1. DEFINITIONS: In this Agreement, capitalized terms have the meanings provided in this Article, unless expressly provided otherwise in other Articles. (All defined terms include both the singular and the plural. All references to Articles refer to Articles in this Agreement, and all references to Exhibits refer to Exhibits attached to and made a part of this Agreement.)

    1.1  "AAA" has the meaning set forth in Article 17.17.

    1.2  "ACCOUNTING REFEREE" has the meaning set forth in Article 6.5.

    1.3 "AFFILIATE" means any entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the entity specified. Control means ownership of at least forty-nine percent (49%) of the voting stock of such entity.

    1.4 "ALLEGED ENVIRONMENTAL CONDITION" means an environmental condition asserted by Buyer in accordance with Article 5.2 that, as of the Effective Time (as hereinafter defined), is not in compliance with the then existing Environmental Laws (as hereinafter defined).

    1.5 "ALLEGED TITLE DEFECT" means: (a) a Title Defect (as hereinafter defined) which is asserted by Buyer in accordance with Article 4.2, (b) the failure of any well referenced on Exhibit "A" which is designated as "Tax Credit

Qualified" to have been properly certified so as to allow production therefrom to receive tax credits under Section 29 of the Internal Revenue Code, or (c) the substantial non-compliance with the Laws (as hereinafter defined) of any governmental or tribal agency or authority so as to affect adversely the value of the Properties (as hereinafter defined).

    1.6  "ARBITRABLE DISPUTE" has the meaning set forth in Article 17.17.

    1.7  "ASSIGNMENT AND BILL OF SALE" means a document in the form of Exhibit
"D".

    1.8 "BUSINESS DAY" means a Day (as hereinafter defined) excluding Saturdays, Sundays and U.S. legal holidays.

    1.9 "CASUALTY LOSS" means any loss, damage or reduction in value resulting from mechanical failure or defects, catastrophic occurrences, acts of God or any other losses which are not the result of normal wear and tear or of natural reservoir changes.

    1.10 "CERTIFICATE" means a document in the form of Exhibit "E".

    1.11 "CLAIM" OR "CLAIMS" means any and all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys' fees and costs of litigation) which are brought by or owed to a Third Party (as hereinafter defined).

    1.12 "CLAIM NOTICE" has the meaning set forth in Article 8.7.

    1.13 "CLAIMANT" has the meaning set forth in Article 17.17.

    1.14 "CLOSE" OR "CLOSING" means the consummation of the transfer of title to the Properties to Buyer, including execution and delivery of all documents provided herein.

    1.15 "CLOSING DATE" means July 1, 1997, or such other date as may be mutually agreed upon by the parties.

    1.16 "COMPUTED INTEREST" means simple interest of ten percent (10%) per annum using a three hundred sixty-five (365) Day year.

    1.17 "DAY" means a calendar day consisting of twenty-four (24) hours from midnight to midnight.

    1.18 "DEFENSIBLE TITLE" means, as to the Properties, such title held by Seller that, subject to and except for the Permitted Encumbrances (as hereinafter defined):

         1.18.1 entitles Seller to receive not less than the "Net Revenue Interests" set forth in Exhibit "A" of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the Properties;

         1.18.2 obligates Seller to bear costs and expenses relating to the ownership of the Properties, including without limitation, the operation, maintenance and repair of the wells and facilities located on or attributable to the Properties in an amount not greater than the "Working Interests" set forth in Exhibit "A", unless there is a corresponding increase in the Net Revenue Interests; and

         1.18.3  is free and clear of liens, encumbrances and encroachments.

    1.19 "EARNEST MONEY" has the meaning set forth in Article 3.2.

    1.20 "EFFECTIVE TIME" means July 1, 1997, at 7:00 a.m., local time where the Properties are located.

    1.21 "EMPLOYEE" OR "EMPLOYEES" has the meaning set forth in Article 12.6.

    1.22 "ENVIRONMENTAL CLAIMS" means all Claims for pollution or environmental damages of any kind, including without limitation, those relating to: (a) remediation or clean-up thereof, (b) damage to or loss of any property or resource, and/or (c) injury or death of any person(s) whomsoever; including without limitation, Claims relating to: (i) breach or violation of Environmental Laws, common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, or fault imposed by statute, rule, regulation or otherwise, (ii) asbestos, NORM (as hereinafter defined) or other potentially hazardous substances, (iii) costs associated with remediation or clean up, and/or (iv) fines or penalties associated with any of the foregoing.

    1.23 "ENVIRONMENTAL LAWS" means all laws, statutes, ordinances, permits, orders, judgments, rules or regulations which are promulgated, issued or enacted by a governmental entity or tribal authority having appropriate jurisdiction that: (a) relate to the prevention of pollution or environmental damage, (b) the remediation of pollution or environmental damage, and/or (c) the protection of the environment generally; including without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance and Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the

Hazardous and the Solid Waste Amendments Act of 1984, as amended, and the Oil Pollution Act of 1990, as amended.

    1.24 "FINAL ACCOUNTING SETTLEMENT" has the meaning set forth in Article
6.5.

    1.25 "FINAL SETTLEMENT DATE" has the meaning set forth in Article 6.5.

    1.26 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    1.27 "LAWS" means laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations (including without limitation Environmental
Laws) which are promulgated, issued or enacted by a governmental entity or tribal authority having appropriate jurisdiction.

    1.28 "LETTERS-IN-LIEU" means a document in the form of Exhibit "F".

    1.29 "NON-ENVIRONMENTAL CLAIMS" means all Claims, except Environmental
Claims.

    1.30 "NON-FOREIGN AFFIDAVIT" means a document in the form of Exhibit "H".

    1.31 "NORM" means naturally occurring radioactive materials.

    1.32 "OPINION OF COUNSEL" means a document in the form of Exhibit "G".

    1.33 "PERMITTED ENCUMBRANCES" means:

        1.33.1 Royalties, overriding royalties, production payments, reversionary interests, convertible interests, net profits interests, division orders and similar burdens encumbering the Properties to the extent the net cumulative effect of such burdens do not, as of Closing, operate to reduce the Net Revenue Interests of the Properties to less than the Net Revenue Interests set forth in Exhibit "A";

        1.33.2 Preferential purchase rights and consents to assignment and similar contractual provisions encumbering the Properties with respect to which, prior to Closing: (a) waivers or consents are obtained from the appropriate parties, and\or (b) the appropriate time period for asserting such rights have expired without an exercise of such rights;

        1.33.3 Preferential purchase rights encumbering the Properties which are exercised by a Third Party. If, prior to Closing, a holder of a preferential purchase right notifies Seller that it intends to exercise its rights with respect to any of the Properties to which its preferential purchase right applies, the Properties covered by said preferential purchase right shall be excluded from the Properties to be conveyed to Buyer, and the Purchase Price (as hereinafter defined) shall be reduced by the value allocated to said Properties by Buyer in accordance with Article 3.3. Notwithstanding the foregoing, if more than twenty (20%) of the unadjusted Purchase Price are excluded from this Agreement because of the exercise of one (1) or more preferential rights to purchase, Buyer shall have the right to terminate this Agreement. If the holder of the preferential purchase right fails to consummate the purchase of the Properties in accordance with the applicable provision of the agreement under which such preferential right exists, Seller shall promptly notify Buyer. Within ten (10) Business Days after Buyer's receipt of such notice or the Closing, whichever is later, Seller shall sell to Buyer, and Buyer shall purchase from Seller, such Properties under the terms of this Agreement for a price equal to the value allocated to such Properties;

        1.33.4 All rights to consent by, required notices to, filings with or other actions by governmental entities or tribal authorities in connection with the sale or conveyance of the Properties, if the same are customarily obtained subsequent to the transfer of title;

        1.33.5 Rights reserved to or vested in any governmental entity or tribal authority having appropriate jurisdiction to control or regulate the Properties in any manner whatsoever, and all Laws of any such governmental entity or tribal authority;

        1.33.6 Easements, rights-of-way, servitudes, surface leases, sub-surface leases, grazing rights, logging rights, canals, ditches, reservoirs, pipelines, utility lines, telephone lines, power lines, railways, streets, roads, alleys, highways and structures on, over and through the Properties, to the extent such rights, interests or structures do not materially interfere with the operation of the Properties or render the surface unusable for the establishment of a drilling location such that directional drilling from adjacent land would be required;

        1.33.7 The terms and conditions of all leases, agreements, contracts and instruments associated with, attributable to or encumbering the Properties which have been filed with the appropriate federal or tribal offices, placed of record in the appropriate County records or otherwise been disclosed in writing (including inclusion in the data room) to Buyer;

        1.33.8 Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the normal course of business;

        1.33.9 Liens of operators relating to obligations not yet due or not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the normal course of business;

        1.33.10 Alleged Title Defect(s) which do not meet the deductible threshold amount under Article 4.2 or which Buyer has waived under
    Article 4.3;

        1.33.11 Alleged Environmental Condition(s) which do not meet the deductible threshold amount under Article 5.2 or which Buyer has waived under Article 5.3; and

        1.33.12 Such defects or irregularities in the title to the Properties that do not materially interfere with the operation, value or use of the Properties affected thereby and that would be considered not material when applying general industry standards.

    1.34 "PROPERTIES" means Seller's ownership interest as set forth on Exhibit "A-1" in and to the following properties (real, personal or mixed) and rights (contractual or otherwise):

        1.34.1 All of Seller's undivided oil and gas leasehold interests, working interests, net revenue interests, fee interests, mineral interests, royalty interests, production payments and overriding royalty interests which are expressly described in Exhibit "A-1", including any and all right, title and interest in and to the oil, gas and other hydrocarbons in, on or under the lands described in Exhibit "A-1" and other hydrocarbons and products, whether liquid or gaseous, produced in association therewith;

        1.34.2 All of Seller's right, title and interests in, to and under, or derived from, all of the presently existing and valid unitization, communization and pooling declarations, orders and agreements and units (including all units formed by voluntary agreement and those formed under the rules, regulations, orders or other official acts of any governmental entity having appropriate jurisdiction) to the extent they relate to any of the interests which are expressly described in Exhibit "A-1" or the production of oil, gas or other hydrocarbon substances attributable thereto;

        1.34.3 All of Seller's right, title and interests in, to and under, or derived from, all of the presently existing and valid oil sales contracts, casinghead gas sales contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts, easements, rights-of-way, servitudes, surface leases, operating agreements, balancing agreements, joint venture agreements, partnership agreements, farmout agreements, and other contracts, agreements and other written instruments to the extent they relate to any of the interests which are expressly described in Exhibit "A-1"; and

        1.34.4 All of Seller's right, title and interests in and to all personal property, fixtures, improvements, seismic data and information (except as reserved by Seller), permits, licenses, approvals, servitudes, rights-of-way, easements, surface leases and other surface rights, including without limitation, wells (whether producing, plugged and abandoned, shut-in, injection or water supply), tanks, boilers, buildings, fixtures, machinery, equipment, pipelines, utility lines, power lines, telephone lines, telegraph lines, roads and other appurtenances, to the extent the same are situated upon and/or used or held for use by Seller solely in connection with the ownership, operation, maintenance and repair of the interests which are expressly described in Exhibit "A-1" or relate to the production of oil, gas or other hydrocarbons therefrom.

         SELLER EXCEPTS, RESERVES AND RETAINS, unto itself, its successors and assigns from the Properties the following properties (real, personal or mixed) and rights (contractual or otherwise):

    (a) Any and all interpretive seismic or geophysical information and data or any and all seismic or geophysical information and data covered by a non-disclosure obligation;

    (b) A concurrent interest in and to all contracts, agreements, easements, rights-of-way and any other rights to the extent that they relate to or affect the interests reserved herein;

    (c) Any and all pipelines, equipment, facilities, contracts, agreements, easements and rights-of-way owned by an Affiliate(s) of Seller; and

    (d) The properties (real, personal and mixed) and rights (contractual or otherwise) expressly described in Exhibit "B".

    1.35 "PURCHASE PRICE" has the meaning set forth in Article 3.1.

    1.36 "RECORDS" means all of Seller's books, records and files related to the Properties, excluding previous offers and economic analyses associated with the purchase, sale or exchange of the Properties, proprietary information, interpretive information, internal communications, personnel information, tax information, information covered by a non-disclosure obligation and information covered by a legal privilege.

    1.37 "RESPONDENT" has the meaning set forth in Article 17.17.

    1.38 "TITLE DEFECT" means any lien, encumbrance, encroachment or defect associated with Seller's title to the Properties (excluding Permitted Encumbrances) that would cause Seller not to have Defensible Title.

    1.39 "TITLE DEFECT DISPUTE" has the meaning set forth in Article 4.2.

    1.40 "THIRD PARTY" means any person or entity, governmental or otherwise, other than Seller and Buyer, and their respective Affiliate(s).


                     ARTICLE 2. TRANSFER OF THE PROPERTIES

    2.1 SALE AND PURCHASE. On the Closing Date, effective as of the Effective Time and upon the terms and conditions herein set forth, Seller agrees to sell and assign the Properties to Buyer and Buyer agrees to buy and accept the Properties.

                           ARTICLE 3. PURCHASE PRICE

    3.1 PURCHASE PRICE. The total purchase price, subject to adjustments as set forth herein, paid to Seller by Buyer for the Properties shall be Twenty-Seven Million Six Hundred Thousand and No/100 United States Dollars (US $27,600,000) ("Purchase Price"), payable in full at Closing in immediately available funds. If Closing occurs after July 1, 1997, and said delay is the result of a breach of this Agreement by Buyer, the Purchase Price shall be increased by the Computed Interest from the Effective Time until the Closing.

    3.2  EARNEST MONEY.  Unless this Agreement is terminated in accordance with
Article 15.1.7, on or before the 21st day of May, 1997, Buyer shall pay to Seller an earnest money deposit in the amount of ten percent (10%) of the unadjusted Purchase Price ("Earnest Money"). In the event of Closing, the Purchase Price shall be credited by the amount of the Earnest Money (plus Computed Interest on the Earnest Money from the date of receipt by Seller until Closing). If Closing does not occur, the Earnest Money (plus Computed Interest on the Earnest Money from the date of receipt by Seller until termination) will be refunded to Buyer unless Closing failed to occur as a result of Buyer's breach of this Agreement in which case Seller shall retain the Earnest Money plus all interest thereon as a liquidated damage and not as a penalty.

    3.3 ALLOCATION. Buyer's good faith allocation of the Purchase Price as set forth in Exhibit "A" shall be used, where appropriate, for Seller to provide any required preferential purchase right notifications as well as adjustments to the Purchase Price as provided for in this Agreement.


                            ARTICLE 4. TITLE REVIEW

    4.1 REVIEW OF TITLE RECORDS. Seller shall make available to Buyer Records in Seller's possession relating to the title to the Properties. Buyer shall be entitled to review said title Records. Buyer shall have the right to reasonably request copies of any and all such title Records and upon such request, Seller shall provide the requested copies to Buyer at Buyer's expense.

    4.2 ADJUSTMENT OF PURCHASE PRICE FOR INCREASES OR DECREASES IN INTERESTS ASSIGNED. As soon as reasonably practicable after Buyer's review of the title Records, but in no event later than three (3) Business Days prior to the Closing Date, Buyer shall notify Seller of any Properties which are subject to Alleged Title Defect(s). Seller shall also notify Buyer of any Title Defects which Seller becomes aware. Notice of Alleged Title Defect(s) shall include a description and full explanation (including any and all supporting documentation) of each Alleged Title Defect being claimed and a value which Buyer in good faith attributes to each said Alleged Title Defect. With respect to Alleged Title Defect(s), Seller will either: (a) undertake to satisfy some, all or none of the Alleged Title Defects raised by Buyer at Seller's sole cost and expense, (b) reduce the Purchase Price to compensate Buyer for the value of the Alleged Title Defect, or (c) agree to some other remedy mutually agreeable to the parties. Buyer and Seller shall meet at least two (2) Business Days prior to the Closing Date in an attempt to mutually agree on a proposed resolution with respect to the Alleged Title Defect(s) which by such time have not been cured by Seller or a resolution agreed to by the parties. It is recognized that good faith differences of opinion may exist between Buyer and Seller in connection with Alleged Title Defect(s), including without limitation, disputes as to: (i) whether or not the alleged defect constitutes an Alleged Title Defect within the meaning of this Agreement, (ii) whether or not the magnitude of the alleged defect is great enough (i.e. meets the deductible threshold as set forth below) that Buyer is contractually entitled to assert an Alleged Title Defect, (iii) whether or not the Alleged Title Defect was properly and timely asserted by Buyer pursuant to this Article, and/or (iv) the appropriate upward or downward adjustment, if any, to be made to the Purchase Price on account of a change in the net revenue or working interests from those specified in Exhibit "A". Closing shall not be delayed, postponed or canceled because an Alleged Title Defect is not cured or a resolution agreed to prior to the Closing Date. If any such difference of opinion regarding an Alleged Title Defect ("Title Defect Dispute") is not resolved by mutual agreement of Buyer and Seller prior to the Closing Date, the parties shall consummate the transaction using the median of Buyer's and Seller's numbers; provided however, either party shall have the right, exercisable within one (1) calendar month after the Closing Date, to initiate arbitration in accordance with Article 17.17, using arbitrator(s) who are attorney(s) licensed in the State of Colorado and who have at least ten (10) years oil and gas title experience. Subject to the terms of Article 17.17, the decision of the panel of arbitrators regarding any Title Defect Dispute shall be final, binding and non-appealable as between the parties. Buyer or Seller shall have the right to terminate this Agreement on the Closing Date if the value attributable to the Alleged Title Defect(s) which remain uncured as of the Closing Date exceeds twenty percent (20%) of the unadjusted Purchase Price. If the parties are unable to agree on whether the uncured Alleged Title Defect(s) exceed twenty percent (20%), the matter shall be submitted to arbitration pursuant to the terms of Article 17.17 herein. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, BUYER SHALL NOT BE ENTITLED TO RAISE AN ALLEGED TITLE DEFECT UNLESS THE INDIVIDUAL VALUE OF EACH INDIVIDUAL ALLEGED TITLE DEFECT EXCEEDS FIVE THOUSAND AND NO/100 UNITED STATES DOLLARS (US$5,000); PROVIDED HOWEVER, ANY DEFECTS REACHING SUCH LEVEL SHALL BE RECOVERABLE FROM THE FIRST DOLLAR (I.E., THE $5,000 IS A

THRESHOLD, NOT A DEDUCTIBLE). FURTHER, BUYER SHALL NOT BE ENTITLED TO RAISE AN ALLEGED TITLE DEFECT UNLESS THE AGGREGATE VALUE OF ALL ALLEGED TITLE DEFECT(S) EXCEEDS ONE PERCENT (1%) OF THE UNADJUSTED PURCHASE PRICE (IT BEING AGREED THAT BUYER SHALL BE SOLELY RESPONSIBLE FOR ANY AND ALL ALLEGED TITLE DEFECT(S) UP TO ONE PERCENT (1%) OF THE UNADJUSTED PURCHASE PRICE).

    4.3 WAIVER. EXCEPT FOR CLAIMS BUYER ASSERTS UNDER SELLER'S SPECIAL WARRANTY OF TITLE CONTAINED ARTICLE 9.1, ALL TITLE OBJECTIONS NOT RAISED BY BUYER WITHIN THE TIME PERIOD PROVIDED IN ARTICLE 4.2 SHALL BE WAIVED BY BUYER FOR ALL PURPOSES, AND BUYER SHALL HAVE NO RIGHT TO SEEK AN ADJUSTMENT TO THE PURCHASE PRICE, MAKE A CLAIM AGAINST SELLER OR SEEK INDEMNIFICATION FROM SELLER ASSOCIATED WITH THE SAME.


                       ARTICLE 5. INSPECTION OF PREMISES

    5.1 INSPECTION OF PREMISES. Buyer shall have full access to Seller operated Properties during reasonable business hours and Seller shall use reasonable efforts to obtain permission for Buyer to gain access to the Third Party operated Properties, for the purpose of inspecting the condition of the same. Buyer shall have the right, where authorized by Seller (which authorization shall not be unreasonably withheld) and by the Third Party operator, if applicable, to conduct tests related to the environmental condition of the Properties so long as the tests do not unreasonably interfere with the operation of the Properties. BUYER'S ACCESS TO THE PROPERTIES SHALL BE AT BUYER'S SOLE RISK, COST AND EXPENSE, AND BUYER SHALL RELEASE SELLER AND THE OTHER WORKING INTEREST OWNERS OF THE APPLICABLE PROPERTY FROM AND SHALL FULLY PROTECT, INDEMNIFY AND DEFEND SELLER AND THE OTHER WORKING INTEREST OWNERS OF THE APPLICABLE PROPERTY AND THEIR RESPECTIVE OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH BUYER'S EXERCISE OF ITS RIGHTS UNDER THIS ARTICLE 5.1, INCLUDING WITHOUT LIMITATION, CLAIMS RELATING TO: (a) INJURY OR DEATH OF ANY PERSON OR PERSONS WHOMSOEVER, (b) DAMAGE TO OR LOSS OF ANY PROPERTY OR RESOURCE, (c) POLLUTION, ENVIRONMENTAL DAMAGE OR VIOLATION OF ENVIRONMENTAL LAWS, (d) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, NUISANCE OR TRESPASS, AND\OR (e) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE. THE INDEMNITY OBLIGATION AND RELEASE PROVIDED HEREIN SHALL APPLY REGARDLESS OF CAUSE OR OF ANY ORDINARY NEGLIGENT ACTS OR OMISSIONS OF SELLER OR THE OTHER WORKING INTEREST OWNERS OF THE APPLICABLE PROPERTY AND/OR THEIR RESPECTIVE OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES. Buyer additionally agrees to comply with the rules, procedures and instructions issued by Seller or the Third
Party operator of the applicable Property while upon the Properties.

    5.2 ALLEGED ENVIRONMENTAL CONDITIONS. As soon as reasonably practical thereafter, but in no event later than seven (7) Business Days prior to the Closing Date, Buyer shall notify Seller of any Properties which are subject to Alleged

Environmental Condition(s). Buyer's notice of Alleged Environmental Condition(s) shall include a complete description of each individual environmental condition which Buyer takes exception to (including any and all supporting documentation) and the costs which Buyer in good faith attributes to remediating the same. With respect to Alleged Environmental Conditions, Seller will either: (a) undertake to satisfy some, all or none of the Alleged Environmental Conditions raised by Buyer at Seller's sole cost and expense,
(b) reduce the Purchase Price to compensate Buyer for the value of the Alleged Environmental Condition, or (c) agree to some other remedy mutually agreeable to the parties. Buyer and Seller shall meet at least five (5) Business Days prior to the Closing Date in an attempt to mutually agree on an acceptable resolution addressing the Alleged Environmental Condition(s) which remains uncured. In evaluating the existence or magnitude of an Alleged Environmental Condition, due consideration shall be given to the length of time the Alleged Environmental Condition has been in existence and whether such fact, circumstance or condition is of the type expected to be encountered in the area involved, and whether the Alleged Environmental Condition is customarily acceptable to reasonable persons engaged in the business of ownership and operation of oil and gas properties. Buyer or Seller shall have the right to terminate this Agreement on the Closing Date if any of the following exists with respect to the Alleged Environmental Condition(s): (i) the anticipated costs of remediation, in the good faith estimate of Buyer exceeds twenty percent (20%) of the unadjusted Purchase Price (irrespective of the value of the affected Properties), or (ii) the anticipated or potential response costs associated with remediation undertaken by any governmental agency (including without limitation, interest, fines, penalties, attorneys' fees, costs of litigation and other costs or assessments) exceeds twenty percent (20%) of the unadjusted Purchase Price. Either party may initiate arbitration in accordance with Article
17.17 to resolve any dispute over the value, anticipated costs of remediation or response attributable to the Alleged Environmental Condition(s) or whether or not the Agreement can be terminated under this Article. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, BUYER SHALL NOT BE ENTITLED TO RAISE AN ALLEGED ENVIRONMENTAL CONDITION UNLESS THE AGGREGATE VALUE OF OR ANTICIPATED COSTS ASSOCIATED WITH ALL ALLEGED ENVIRONMENTAL CONDITION(S) EXCEEDS ONE PERCENT (1%) OF THE UNADJUSTED PURCHASE PRICE. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, SELLER SHALL HAVE NO OBLIGATION UNDER THIS AGREEMENT TO COMPENSATE (I.E. REDUCE THE PURCHASE PRICE OR OTHERWISE) BUYER FOR ALLEGED ENVIRONMENTAL CONDITION(S) UP TO ONE PERCENT (1%) OF THE UNADJUSTED PURCHASE PRICE (IT BEING AGREED THAT BUYER SHALL BE SOLELY RESPONSIBLE FOR ANY AND ALL ALLEGED ENVIRONMENTAL CONDITION(S) UP TO ONE PERCENT (1%) OF THE UNADJUSTED PURCHASE PRICE).

    5.3 WAIVER. ALL ENVIRONMENTAL CONDITIONS NOT RAISED BY BUYER WITHIN THE TIME PERIOD PROVIDED IN ARTICLE 5.2 SHALL BE WAIVED BY BUYER FOR ALL PURPOSES, AND BUYER SHALL HAVE NO RIGHT TO SEEK AN ADJUSTMENT TO THE PURCHASE PRICE, MAKE A CLAIM AGAINST SELLER OR SEEK INDEMNIFICATION FROM SELLER ASSOCIATED WITH THE SAME.

                             ARTICLE 6. ACCOUNTING

    6.1 REVENUES, EXPENSES AND CAPITAL EXPENDITURES. All merchantable oil and natural gas liquid hydrocarbons stored in tanks and vessels on the Properties will be gauged to the bottom of the flange by Seller or the operator of the Properties as of the Effective Time, and Seller shall be entitled to the proceeds of such oil and natural gas liquid hydrocarbons so gauged when sold. Seller shall notify Buyer in advance of gauging the tanks and Buyer shall be entitled to witness said tank gauging. Oil and other liquid hydrocarbons in treating equipment, separation equipment and tanks below pipeline connections as of the Effective Time shall not be considered to be merchantable and shall become the property of Buyer. All revenues attributable to the operation of the Properties prior to the Effective Time shall be owned by and for the account of Seller. Seller shall be entitled to all operating revenues and related accounts receivable arising in the ordinary course of business attributable to the Properties and shall be responsible for all operating expenses and related accounts payable arising in the ordinary course of business attributable to the Properties, in each case to the extent they relate to the time prior to the Effective Time. Buyer shall be entitled to all operating revenues and related accounts receivable arising in the ordinary course of business attributable to the Properties and responsible for the payment of all operating expenses and related accounts payable arising in the ordinary course of business attributable to the Properties, in each case to the extent they relate to time after the Effective Time. The actual amounts or values associated with the above shall be accounted for in the Final Accounting Settlement. Buyer shall assume Seller's suspense funds associated with the acquired Properties as of the Effective Time, and these funds shall be accounted for in the Final Accounting Settlement.

    6.2 TAXES. All taxes and assessments, including without limitation, excise taxes, ad valorem taxes and any other federal, state, local or tribal taxes or assessments attributable to the ownership or operation of the Properties prior to the Effective Time shall remain Seller's responsibility, and all deductions, credits or refunds pertaining to the aforementioned taxes and assessments, no matter when received, shall belong to Seller. All taxes and assessments, including without limitation, excise taxes, ad valorem taxes and any other federal, state, local or tribal taxes and assessments attributable to the ownership or operation of the Properties after the Effective Time (excluding income taxes from the Effective Time through the Closing) shall be Buyer's responsibility, and all deductions, credits or refunds pertaining to the aforementioned taxes and assessments, no matter when received, shall belong to Buyer. The actual amounts or values associated with the above, if any, shall be accounted for in the Final Accounting Settlement. The parties agree that the transaction contemplated herein is an occasional sale of assets by Seller in which Seller does not trade in the ordinary course of its business. Accordingly, the parties will take commercially reasonable actions to establish the occasional sale exemption from any sales tax associated with the transaction contemplated herein. Notwithstanding the foregoing, Buyer shall be solely responsible for all transfer, sales, use or similar taxes resulting from or associated with the transaction contemplated under this Agreement.

    6.3 OBLIGATIONS AND CREDITS. All prepaid insurance premiums, utility charges, taxes, rentals and any other prepaids applicable to periods of time after the Effective Time, if any, and attributable to the Properties shall be reimbursed to Seller by Buyer, and accrued payables applicable to periods of time prior to the Effective Time, if any, and attributable to the Properties shall be the responsibility of Seller. The actual amounts or values associated with the above shall be accounted for in the Final Accounting Settlement.

    6.4 MISCELLANEOUS ACCOUNTING. In addition to the items set forth in Articles 6.1 through 6.3, any other amounts due between Buyer and Seller related to the ownership or operation of the Properties shall be accounted for in the Final Accounting Settlement.

    6.5 FINAL ACCOUNTING SETTLEMENT. As soon as reasonably practicable, but in no event later than ninety (90) Days after Closing, Seller shall deliver to Buyer a post-closing statement setting forth a detailed final calculation of all post-closing adjustments applicable to the period between the Effective Time and the Closing ("Final Accounting Settlement"). As soon as reasonably practicable, but in no event later than thirty (30) Days after Buyer receives the post-closing statement, Buyer shall deliver to Seller a written report containing any changes Buyer proposes to be made to such statement. If Buyer fails to deliver a report to Seller containing changes Buyer proposes to be made to the post-closing statement, the post-closing statement delivered by Seller shall be deemed to be true and correct and binding on and non-appealable by the parties. As soon as reasonably practicable, but in no event later than fifteen (15) Days after Seller receives Buyer's proposed changes to the post-closing statement, the parties shall meet and undertake to agree on the final post-closing adjustments. If the parties fail to agree on the final post-closing adjustments within such fifteen (15) Day period, the disputed items shall be resolved by submitting the same to a firm of independent nationally recognized accountants mutually acceptable to the parties (the "Accounting Referee"). The Accounting Referee shall resolve the dispute(s) regarding the Final Accounting Settlement within thirty (30) Days after having the relevant materials submitted for review. The decision of the Accounting Referee shall be binding and non-appealable by the parties. The fees and expenses associated with the Accounting Referee shall be borne equally by Buyer and Seller. The date upon which all amounts associated with the Final Accounting Settlement are agreed to by the parties, whether by decision of the Accounting Referee or otherwise, shall be herein called the "Final Settlement Date". Any amounts owed by either party to the other as a result of such final post-closing adjustments shall be paid within five (5) Business Days after the Final Settlement Date.

    6.6 POST-FINAL ACCOUNTING SETTLEMENT. Any revenues received or costs and expenses paid by Buyer after the Final Accounting Settlement which are attributable to the ownership or operation of the Properties prior to the Effective Time shall be billed or reimbursed to Seller, as appropriate. Any revenues received or costs and expenses paid by Seller after the Final Accounting Settlement which are attributable to the ownership or operation of the Properties after the Effective Time, and not expressly reserved by Seller, shall be billed or reimbursed to Buyer, as appropriate.

                     ARTICLE 7.  CASUALTY AND CONDEMNATION

    7.1 CASUALTY AND CONDEMNATION. If, prior to the Closing, a portion of the Properties suffer a Casualty Loss, in whole or in part, and if the value of such loss constitutes between one percent (1%) and ten (10%) of the unadjusted Purchase Price, Seller may either: (a) repair or replace such Properties at its expense prior to the Closing with property of the same utility, or (b) pay to Buyer at the Closing the value of the loss. If, prior to the Closing, a portion of the Properties suffer a Casualty Loss, in whole or in part, and if the value of such loss constitutes between ten (10%) and twenty percent (20%) of the unadjusted Purchase Price, Seller may either: (i) repair or replace such Properties at its expense prior to the Closing with property of the same utility, (ii) pay to Buyer at the Closing the value of the loss, or (iii) terminate this Agreement. Notwithstanding the foregoing, Buyer shall be solely responsible for any and all casualty losses up to one percent (1%) of the unadjusted Purchase Price. If a substantial part of the Properties, being greater than twenty percent (20%) of the unadjusted Purchase Price, shall: (1) prior to Closing suffer a Casualty Loss, or (2) be taken in condemnation or if proceedings for such purposes shall be pending; then either party may terminate this Agreement. If either party terminates this Agreement in accordance with this Article, neither party shall have any further obligations, except as expressly provided in this Agreement, and Seller shall return to Buyer the Earnest Money plus Computed Interest (on the Earnest Money from the date of receipt by Seller until termination). If the parties do not terminate this Agreement, this Agreement shall remain in full force and effect, and Seller and Buyer shall attempt to agree on a reduction in the Purchase Price reflecting the reduction in the value of the Properties affected by the Casualty Loss or taking. Seller shall retain any and all sums paid to Seller, unpaid awards, insurance proceeds or other payments associated with or attributable to such Casualty Loss or taking.

                            ARTICLE 8. INDEMNITIES

    8.1 OPPORTUNITY FOR REVIEW. EACH PARTY REPRESENTS THAT IT HAS HAD AN ADEQUATE OPPORTUNITY TO REVIEW THE FOLLOWING INDEMNITY AND RELEASE PROVISIONS, INCLUDING THE OPPORTUNITY TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND COMMENT. BASED UPON THE FOREGOING REPRESENTATION, THE PARTIES AGREE TO THE PROVISIONS SET FORTH BELOW.

    8.2 SELLER'S NON-ENVIRONMENTAL INDEMNITY OBLIGATION. SELLER SHALL, SUBJECT TO THE LIMITATIONS SET FORTH BELOW, RELEASE BUYER FROM AND SHALL FULLY PROTECT, INDEMNIFY AND DEFEND BUYER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL NON-ENVIRONMENTAL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE OWNERSHIP OR OPERATION OF THE PROPERTIES, OR ANY PART THEREOF, PERTAINING TO THE PERIOD OF TIME PRIOR TO THE CLOSING DATE, INCLUDING WITHOUT LIMITATION, NON-ENVIRONMENTAL CLAIMS RELATING TO: (a) INJURY OR DEATH OF ANY PERSON OR PERSONS WHOMSOEVER, (b) DAMAGES TO OR LOSS OF ANY PROPERTY OR RESOURCES, (c) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, NUISANCE OR TRESPASS, AND\OR (d) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE. THE INDEMNITY OBLIGATION AND RELEASE PROVIDED HEREIN SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF BUYER, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, SELLER SHALL HAVE NO OBLIGATION UNDER THIS AGREEMENT OR OTHERWISE TO PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES FROM AND
AGAINST: (i) NON-ENVIRONMENTAL CLAIMS FOR WHICH BUYER HAS NOT PROVIDED SELLER WITH NOTICE OF SAID NON-ENVIRONMENTAL CLAIMS WITHIN TWO (2) YEARS AFTER THE CLOSING DATE, AND/OR (ii) NON-ENVIRONMENTAL CLAIMS UP TO AND INCLUDING ONE PERCENT (1%) OF THE UNADJUSTED PURCHASE PRICE (IT BEING AGREED THAT BUYER SHALL BE SOLELY RESPONSIBLE FOR ANY AND ALL NON-ENVIRONMENTAL CLAIMS UP TO AND INCLUDING ONE PERCENT (1%) OF THE UNADJUSTED PURCHASE PRICE).

    8.3 DISCLAIMER OF SELLER'S ENVIRONMENTAL INDEMNITY OBLIGATION. SELLER SHALL HAVE NO OBLIGATION WHATSOEVER UNDER THIS AGREEMENT OR OTHERWISE TO PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES FROM AND AGAINST ENVIRONMENTAL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE OWNERSHIP OR OPERATION OF THE PROPERTIES, NO MATTER WHEN ASSERTED, AND BUYER EXPRESSLY RELEASES SELLER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES FROM THE SAME.

    8.4 BUYER'S NON-ENVIRONMENTAL INDEMNITY OBLIGATION. BUYER SHALL RELEASE SELLER FROM AND SHALL FULLY PROTECT, INDEMNIFY AND DEFEND SELLER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL NON-ENVIRONMENTAL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE OWNERSHIP OR OPERATION OF THE PROPERTIES, OR ANY PART THEREOF, PERTAINING TO THE PERIOD OF TIME PRIOR TO THE CLOSING DATE, NO MATTER WHEN ASSERTED, IN WHICH SELLER'S INDEMNITY OBLIGATION HAS CEASED, TERMINATED OR DID NOT EXIST, AND FROM AND AGAINST ANY AND ALL NON-ENVIRONMENTAL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE OWNERSHIP OR OPERATION OF THE PROPERTIES, OR ANY PART THEREOF, PERTAINING TO THE PERIOD OF TIME AT AND AFTER THE CLOSING DATE, NO MATTER WHEN ASSERTED; INCLUDING WITHOUT LIMITATION, NON-ENVIRONMENTAL CLAIMS RELATING TO: (a) INJURY OR DEATH OF ANY PERSON OR PERSONS WHOMSOEVER, (b) DAMAGES TO OR LOSS OF ANY PROPERTY OR RESOURCES, (c) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, NUISANCE OR TRESPASS, AND\OR (d) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE. THE INDEMNITY OBLIGATION AND RELEASE PROVIDED HEREIN SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF SELLER, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES.

    8.5 BUYER'S ENVIRONMENTAL INDEMNITY OBLIGATION. BUYER SHALL RELEASE SELLER FROM AND SHALL FULLY PROTECT, INDEMNIFY AND DEFEND SELLER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL ENVIRONMENTAL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE OWNERSHIP OR OPERATION OF THE PROPERTIES, OR ANY PART THEREOF, PERTAINING TO THE PERIOD OF TIME PRIOR TO THE CLOSING DATE, NO MATTER WHEN ASSERTED, AND FROM AND AGAINST ANY AND ALL ENVIRONMENTAL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE OWNERSHIP OR OPERATION OF THE PROPERTIES, OR ANY PART THEREOF, PERTAINING TO THE PERIOD OF TIME AT AND AFTER THE CLOSING DATE, NO MATTER WHEN ASSERTED; INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL CLAIMS RELATING TO: (a) INJURY OR DEATH OF ANY PERSON OR PERSONS WHOMSOEVER, (b) DAMAGE TO OR LOSS OF ANY PROPERTY OR RESOURCE, (c) POLLUTION, ENVIRONMENTAL DAMAGE OR VIOLATION OF ENVIRONMENTAL LAWS, (d) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, NUISANCE OR TRESPASS, AND\OR (e) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE. THE INDEMNITY OBLIGATION AND RELEASE PROVIDED HEREIN SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF SELLER, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES.

    8.6 HAZARDOUS SUBSTANCES. The parties acknowledge that the Properties may contain asbestos, NORM or other potentially hazardous substances, and that special procedures may be required for the assessment, remediation, removal, transportation or disposal of said asbestos, NORM or other potentially hazardous substances. Notwithstanding anything contained herein to the contrary, Buyer agrees to assume any and all liability associated with or attributable to the assessment, remediation, removal, transportation or disposal of the asbestos, NORM or other potentially hazardous substances associated with or attributable to the Properties and will conduct said activities in accordance with all applicable Laws. BUYER SHALL RELEASE SELLER FROM AND SHALL FULLY PROTECT, DEFEND AND INDEMNIFY SELLER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION OR DISPOSAL OF ASBESTOS, NORM OR OTHER POTENTIALLY HAZARDOUS SUBSTANCES ASSOCIATED WITH OR ATTRIBUTABLE TO THE PROPERTIES, NO MATTER WHEN ASSERTED, INCLUDING WITHOUT LIMITATION, CLAIMS RELATING TO: (a) INJURY OR DEATH TO ANY PERSON OR PERSONS WHOMSOEVER, (b) DAMAGE TO OR LOSS OF PROPERTY OR RESOURCE, (c) POLLUTION, ENVIRONMENTAL DAMAGE OR VIOLATION OF ENVIRONMENTAL LAWS, (d) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, NUISANCE OR TRESPASS, AND\OR (e) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE. THE INDEMNITY OBLIGATION AND RELEASE PROVIDED HEREIN SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF SELLER, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES.

    8.7 NOTICE AND COOPERATION. If a Claim is asserted against a party for which the other party may be liable under the provisions of this Article, it is a condition precedent to the indemnifying party's obligations hereunder that the indemnified party gives the indemnifying party written notice of such Claim setting forth full particulars of the Claim, as known by the indemnified party, including a copy of the Claim (if the Claim is in writing). The indemnified party shall make a good faith effort to notify the indemnifying party within three (3) months of receipt of a Claim and shall in all events effect such notice within such time as will allow the indemnifying party to defend against such Claim. The notice of a Claim given hereunder is referred to as a "Claim Notice."

    8.8   DEFENSE OF CLAIMS.

       8.8.1 COUNSEL. Upon receipt of a Claim Notice, the indemnifying party may assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. The indemnified party shall cooperate in all reasonable respects in such defense. If any Claim involves Claims with respect to which Buyer indemnifies Seller and also Claims for which Seller indemnifies Buyer, each party shall have the right to assume the defense of and hire counsel for that portion of the Claim for which it may have liability. The indemnified party shall have the right to employ separate counsel in any Claim and to participate in the defense thereof; provided however, the fees and expenses of counsel employed by the indemnified party shall be at the expense of the indemnified party, unless otherwise agreed between the parties.

       8.8.2 SETTLEMENT. If the indemnifying party does not notify the indemnified party within the earlier to occur of: (a) five (5)
    Business Days
    before the time a party response is due in any litigation matter, or (b) three (3) calendar months after receipt of the Claim Notice, that the indemnifying party elects to undertake the defense thereof, the indemnified party shall have the right to defend, at the expense of the indemnifying party, the Claim with counsel of its own choosing, subject to the right of the indemnifying party to assume the defense of any Claim at any time prior to settlement or final determination thereof. In such event, the indemnified party shall send a written notice to the indemnifying party of any proposed settlement of any Claim, which settlement the indemnifying party may accept or reject, in its reasonable judgment, within thirty (30) days of receipt of such notice, unless the settlement offer is limited to a shorter period of time in which case the indemnifying party shall have such shorter period of time in which to accept or reject the proposed settlement. Failure of the indemnifying party to accept or reject such settlement within the applicable time period shall be deemed to be its rejection of such settlement. The indemnified party may settle any matter over the objection of the indemnifying party but shall in so doing be deemed to have waived any right to indemnity therefor as to (and only as to) liabilities with respect to which the indemnifying party has recognized its liability.

    8.9 WAIVER OF CERTAIN DAMAGES. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO SEEK CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND WITH RESPECT TO ANY CLAIM OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR BREACH HEREOF. THIS PROVISION DOES NOT DIMINISH OR AFFECT IN ANY WAY THE PARTIES' RIGHTS AND OBLIGATIONS UNDER ANY INDEMNITIES PROVIDED FOR IN THIS AGREEMENT.

    8.10 LIMITATION ON INDEMNITIES. IN NO EVENT SHALL AN INDEMNIFYING PARTY HAVE ANY OBLIGATION OF INDEMNIFICATION TO THE OTHER PARTY, IF THE CLAIM FOR WHICH INDEMNITY IS SOUGHT WAS CAUSED BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AFFILIATES, CONTRACTORS OR SUBCONTRACTORS, NOR SHALL ANY INDEMNITY PROVISIONS IN THIS AGREEMENT APPLY OR BE DEEMED TO APPLY TO MATTERS AFFECTING LANDS OR INTERESTS OTHER THAN THOSE WHICH ARE INCLUDED IN THE PROPERTIES.

                    ARTICLE 9.  WARRANTIES AND DISCLAIMERS

    9.1 SPECIAL WARRANTY OF TITLE. SELLER SHALL WARRANT AND DEFEND THE TITLE TO THE PROPERTIES CONVEYED TO BUYER AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING THE PROPERTIES OR ANY PART THEREOF BY, THROUGH AND UNDER SELLER, BUT NOT OTHERWISE.

    9.2 DISCLAIMER - REPRESENTATIONS AND WARRANTIES. BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTIES ARE BEING TRANSFERRED, ASSIGNED AND CONVEYED FROM SELLER TO BUYER "AS-IS, WHERE-IS", AND WITH ALL FAULTS IN THEIR PRESENT CONDITION AND STATE OF REPAIR, WITHOUT RECOURSE.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE PROPERTIES, EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF TITLE (EXCEPT AS SET FORTH IN ARTICLE 9.1), THE QUALITY OF HYDROCARBON RESERVES, THE QUANTITY OF HYDROCARBON RESERVES, THE AMOUNT OF REVENUES, THE AMOUNT OF OPERATING COSTS, THE CONDITION OF THE PROPERTIES (PHYSICAL OR ENVIRONMENTAL), COMPLIANCE WITH APPLICABLE LAWS, ABSENCE OF DEFECTS (LATENT OR PATENT), SAFETY, STATE OF REPAIR, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND BUYER EXPRESSLY RELEASES SELLER FROM THE SAME.

    9.3 DISCLAIMER - STATEMENTS AND INFORMATION. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER DISCLAIMS ANY AND ALL LIABILITY AND RESPONSIBILITY FOR AND ASSOCIATED WITH THE QUALITY, ACCURACY, COMPLETENESS OR MATERIALITY OF THE DATA, INFORMATION AND MATERIALS FURNISHED (ORALLY OR IN WRITING) AT ANY TIME TO BUYER, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION, THE QUALITY OF HYDROCARBON RESERVES, THE QUANTITY OF HYDROCARBON RESERVES, THE AMOUNT OF REVENUES, THE AMOUNT OF OPERATING COSTS, THE FINANCIAL DATA, THE CONTRACT DATA, THE ENVIRONMENTAL CONDITION OF THE PROPERTIES, THE PHYSICAL CONDITION OF THE PROPERTIES AND THE CONTINUED FINANCIAL VIABILITY OF THE PROPERTIES, AND BUYER EXPRESSLY RELEASES SELLER FROM THE SAME.

              ARTICLE 10.  SELLER'S REPRESENTATIONS AND WARRANTIES

    Seller represents and warrants to Buyer that on the date hereof and as of the Closing Date:

    10.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the Properties. Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Properties are located.

    10.2 CORPORATE AUTHORITY; AUTHORIZATION OF AGREEMENT. Seller has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all of the terms and conditions to be performed by it as provided for in this Agreement. The execution and delivery of this Agreement by Seller, the performance by Seller of all of the terms and conditions to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

    10.3 NO VIOLATIONS. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, to the best of Seller's knowledge, the execution and delivery of this Agreement by Seller does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

        10.3.1 Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller;

        10.3.2 Violate any provision of, or require any filing, consent or approval under any Law applicable to or binding upon Seller (assuming receipt of all consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfers of title);

        10.3.3 Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under: (a) any mortgage, indenture, loan, credit agreement or other agreement, evidencing indebtedness for borrowed money to which Seller is a party or by which Seller is bound, and\or (b) any order, judgment or decree of any governmental entity or tribal authority; or

        10.3.4 Result in the creation or imposition of any lien or encumbrance upon the Properties.

    10.4 ABSENCE OF CERTAIN CHANGES. Between the date of execution of this Agreement and the Closing Date, to the best of Seller's knowledge, there has not been without Buyer's prior written consent:

        10.4.1 A sale, lease or other disposition of the Properties, other than in the ordinary course of business;

        10.4.2 A mortgage, pledge or grant of a lien or security interest in any of the Properties; or

        10.4.3   A contract or commitment to do any of the foregoing.

     10.5  OPERATING COSTS.   To the best of Seller's knowledge, all costs
incurred in connection with the operation of the Properties have been fully paid and discharged by Seller, except normal expenses incurred in operating the

Properties within the previous sixty (60) Days or as to which Seller has not yet been billed.

    10.6 LITIGATION. To the best of Seller's knowledge, except as disclosed on Exhibit "C" attached hereto and incorporated herein by reference, there is no action, suit or proceeding pending against Seller which could have a material adverse effect on the value or operation of the Properties or that could prevent the consummation of the transaction contemplated by this Agreement. On or before 15th day of June, 1997, Seller and Buyer shall enter into a letter agreement wherein the parties mutually agree on how to defend (including distribution or proration of any and all post-Closing expenses, attorneys' fees, judgements or settlements) the litigation referenced on Exhibit "C".

    10.7 BANKRUPTCY. To the best of Seller's knowledge, there are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or threatened against Seller.

    10.8 ROYALTIES. To the best of Seller's knowledge, all royalties, overriding royalties and other payments from or based upon production due with respect to the Properties for the period prior to the Effective Time have been properly and correctly paid except for those for which Seller has a valid right to suspend.

    10.9 NO DEMANDS. To the best of Seller's knowledge, Seller has not received notice of any pending claims of defaults, offsets or cancellations from any lessors with respect to any leases included in the Properties.

    10.10 INFORMATION. To the best of Seller's knowledge, there has been no intentional misrepresentation or omission of information provided by Seller associated with the Properties that would have a material effect on the value or operation of the Properties.

    10.11 GOVERNMENT LICENSES. To the best of Seller's knowledge, it currently possesses and will possess at Closing, all governmental licenses, permits, certificates, orders, approvals and authorizations necessary for operation of the Properties, and is currently and will be at Closing in compliance therewith, except where such failure to possess or the failure to be in compliance would not, singularly or in the aggregate, have a material adverse effect on the operation of the Properties. Notwithstanding the foregoing, it shall not be considered to be a breach or violation of this
Article if the alleged non-compliance is at issue in the litigation disclosed in accordance with Article 10.6.

              ARTICLE 11. BUYER'S REPRESENTATIONS AND WARRANTIES

    Buyer represents and warrants to Seller that to the best of Buyer's knowledge on the date hereof and as of the Closing Date:

    11.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado and has all requisite corporate power and authority to own and lease the Properties. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Properties are located.

    11.2 CORPORATE AUTHORITY; AUTHORIZATION OF AGREEMENT. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all the terms and conditions to be performed by it as provided for in this Agreement. The execution and delivery of this Agreement by Buyer, the performance by Buyer of all the terms and conditions to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

    11.3 NO VIOLATIONS. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, the execution and delivery of this Agreement by Buyer does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

        11.3.1 Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer;

        11.3.2 Violate any provision of, or require any filing, consent or approval under any Law applicable to or binding upon Buyer; or

        11.3.3 Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under: (a) any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which Buyer is a party or by which Buyer is bound, and\or (b) any order, judgment or decree of any governmental entity or tribal authority.

    11.4 SEC DISCLOSURE. Buyer is acquiring the Properties for its own account for use in its trade or business, and not with a view toward or for sale in connection with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended.

    11.5 INDEPENDENT EVALUATION. BUYER REPRESENTS THAT IT IS SOPHISTICATED IN THE EVALUATION, PURCHASE, OPERATION AND OWNERSHIP OF OIL AND GAS PROPERTIES.
IN MAKING ITS DECISION TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTION CONTEMPLATED HEREIN (SUBJECT TO THE CONTINGENCIES PROVIDED HEREIN), BUYER REPRESENTS THAT IT HAS RELIED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION AND EVALUATION OF THE PROPERTIES AND THAT BUYER HAS SATISFIED ITSELF AS TO THE PHYSICAL CONDITION AND THE ENVIRONMENTAL CONDITION OF THE PROPERTIES.

    11.6 BUYER'S RELIANCE. BUYER ACKNOWLEDGES AND AGREES THAT IT IS ENTITLED TO RELY ONLY ON THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT.

                       ARTICLE 12. ADDITIONAL AGREEMENTS

    12.1 COVENANTS OF SELLER. From the date hereof until Closing, without first obtaining the consent of Buyer, Seller will not:

        12.1.1   Waive any right of material value relating to the Properties;

        12.1.2 Convey, encumber, mortgage, pledge or dispose of any of the Properties;

        12.1.3 Enter into, modify or terminate any contracts, other than in the ordinary course of business; or

        12.1.4   Contract or commit itself to do any of the foregoing.

    12.2 NOTICE OF LOSS. From the date hereof until Closing, Seller shall promptly notify Buyer of any loss or damage to the Properties, or any part thereof, known to Seller and in the aggregate exceeding Twenty-Five Thousand and No/100 United States Dollars (US $25,000) net to Seller's interest.

    12.3 SUBSEQUENT OPERATIONS. Seller and Buyer shall cooperate with each other to accomplish the transfer of operatorship of the Properties to MarkWest Resources, Inc. and to promptly notify purchasers, vendors, joint interest owners, non-participating interest owners and other appropriate parties of such proposed change. Notwithstanding the foregoing, Seller makes no representations or warranties to Buyer as to the transferability or assignability of operatorship of the Properties. Buyer acknowledges that the rights and obligations associated with operatorship of the Properties are governed by the applicable agreement(s) and that operatorship of the Properties will be decided in accordance with the terms of said agreement(s).

    12.4 BUYER'S ASSUMPTION OF OBLIGATIONS. Except as otherwise provided in this Agreement, Buyer agrees to assume and shall timely perform and discharge all duties and obligations of the owner of the Properties relating to the period of time after the Closing, including without limitation, duties and obligations of Seller under all of the contracts associated with the Properties relating to the period of time after the Closing and Seller shall incur no liability for Buyer's failure to properly perform or discharge such duties and obligations unless such failure is attributable to the delay or omission of Seller in the transfer of such duties and obligations, or the Records or other appropriate information relating thereto, to Buyer. Buyer agrees to accept full responsibility for Seller's proportionate share of the costs and expenses associated with or attributable to the plugging and abandonment of all wells, equipment and facilities conveyed to Buyer under this Agreement and the remediation, restoration and clean up of the Properties. In conducting the duties and obligations contained in this Article 12.4, Buyer shall comply with the applicable Laws of any governmental entity or tribal authority having appropriate jurisdiction.

    12.5 RECORDS. Within fifteen (15) Days after Closing (except as provided below), Seller shall furnish to Buyer all Records which are maintained by Seller; provided however, Seller shall be entitled to retain copies of any and all such Records and to retain as long as reasonably needed: (a) the originals of any Records required in connection with litigation or other proceedings pending or threatened against Seller or the Properties as of the Closing, and/or (b) the originals of any Records required in connection with the Final Accounting Settlement. Any and all Records retained by Seller shall be furnished to Buyer within thirty (30) Days after Seller's reasonable need for said Records ceases. Buyer agrees to maintain the Records received from Seller in accordance herewith for a period of seven (7) years after the Closing and to afford Seller reasonable access to the Records as requested by Seller.

     12.6 FINANCIAL ASSURANCES. On or before 15th day of June, 1997, Buyer shall provide to Seller one of the following financial assurances to secure Buyer's performance under the terms of the Agreement acceptable in form and content to Amoco: (a) a corporate guaranty from an Affiliate of Buyer, or (b) a continuing and/or renewable letter of credit.

     12.7 LICENSES. On or before 15th day of June, 1997, Seller and Buyer shall enter into a license agreement or license agreements necessary to vest Buyer with the right to use the proprietary technology (including without limitation automation) of Seller.

     12.8 TRANSITION AGREEMENT. On or before 15th day of June, 1997, Seller and Buyer shall enter into a transition agreement wherein Seller will agree to continue the physical operation of the Properties (excluding accounting associated activities) for a period not to exceed thirty-one (31) Days after Closing.

                       ARTICLE 13. ANTITRUST NOTIFICATION

    13.1 ANTITRUST NOTIFICATION. If compliance with the HSR Act is required in connection with the transaction contemplated under this Agreement, as promptly as practicable and in any event not more than fifteen (15) Business Days following the date on which the parties have executed this Agreement, both parties will file with the Federal Trade Commission and the Department of Justice, as applicable, the notification and report forms required for the transactions contemplated herein and will as promptly as practicable furnish any supplemental information which may be reasonably requested in connection therewith. Each party shall request expedited treatment of such filing. If failure by either party to obtain timely authorization from the Federal Trade Commission or the Department of Justice results in the inability of the parties to Close on the Closing Date, the time for Closing shall automatically be extended until such date as Closing can occur in compliance with the HSR Act.

                  ARTICLE 14. CONDITIONS PRECEDENT TO CLOSING

    14.1 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller shall be obligated to consummate the sale of the Properties as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived by Seller:

        14.1.1 All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

        14.1.2 Buyer shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing.

    14.2 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer shall be obligated to consummate the purchase of the Properties as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived by Buyer:

        14.2.1 All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

        14.2.2 Seller shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing.

    14.3 CONDITIONS PRECEDENT TO OBLIGATION OF EACH PARTY TO CLOSE. The parties shall be obligated to consummate the sale and purchase of the Properties as contemplated in this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived:

        14.3.1 No suit, action or other proceedings shall be pending before any court or governmental entity in which it is sought by a person or entity other than the parties hereto or any of their Affiliates, officers, directors or employees to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with the transaction contemplated herein, nor shall there be any investigation by a governmental entity pending which might result in any such suit, action or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement;

        14.3.2 If applicable, consummation of the transaction contemplated herein shall not have been prevented from occurring by (and the required waiting period, if any, shall have expired under) the HSR Act and the rules and regulations of the Federal Trade Commission and the Department of Justice;

        14.3.3 All consents and approvals, if any, whether required contractually or by applicable federal, state, local or tribal Law, or otherwise necessary for the execution, delivery and performance of this Agreement by Seller (except for consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfer of title) shall have been obtained and delivered to Buyer by the Closing and shall not have been withdrawn or revoked;

        14.3.4 With respect to Properties which have not been excluded from this Agreement because of exercise of a preferential purchase right, the preferential rights of purchase applicable to such Properties shall have been waived, or the time to elect under such preferential rights shall have elapsed, prior to Closing;

        14.3.5 Buyer and Seller shall have mutually agreed upon a resolution of any uncured Alleged Environmental Condition(s) in accordance with
    Article 5.2 and uncured Casualty Losses in accordance with Article 7.1;

        14.3.6 Seller and Buyer shall have mutually agreed upon the terms of the financial assurances referenced in Article 12.6;

        14.3.7 Seller and Buyer shall have mutually agreed upon the terms of the license agreement(s) referenced in Article 12.7;

        14.3.8 Seller and Buyer shall have mutually agreed upon the terms of the litigation letter agreement referenced in Article 10.6;

        14.3.9 Seller and Buyer shall have mutually agreed upon the terms of the transition agreement referenced in Article 12.8; and

        14.3.8 Subject to the mutual consent of both the Seller and Buyer, the parties may agree to close on any portion of the Properties and extend Closing only with respect to those Properties for which conditions to close have not been met or waived.

                          ARTICLE 15. TERMINATION

    15.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to Closing (unless expressly provided otherwise):

        15.1.1  By the mutual written agreement of Seller and Buyer;

        15.1.2 By either Seller or Buyer if the consummation of the transactions contemplated herein would violate any nonappealable final order, decree or judgment of any governmental entity having appropriate jurisdiction enjoining or awarding substantial damages in connection with the consummation of the transactions contemplated herein;

        15.1.3  By either Seller or Buyer pursuant to Articles 4.2, 5.2 or 7.1;

        15.1.4  By Buyer pursuant to Article 1.33.3;

        15.1.5 By Seller if the Purchase Price would be adjusted downward by twenty percent (20%) or more;

        15.1.6 Notwithstanding anything contained herein to the contrary, by Seller if Closing shall not have occurred by July 10, 1997; or

        15.1.7 By Buyer if it serves formal written notice on Seller on or before May 21, 1997, that the Board of Directors of MarkWest Hydrocarons, Inc., has elected not to approve the transaction contemplated herein.

    15.2 EFFECT OF TERMINATION. If this Agreement is terminated in accordance with Article 15.1, such termination shall be without liability of any party to this Agreement or any officer, director, Affiliate, or employee of such party, except return of the Earnest Money plus Computed Interest (on the Earnest Money from the date of receipt by Seller until termination) and performance of the obligations provided in Articles 15.3, 15.4, 15.5 and 17.3 (which provisions shall survive termination of this Agreement). If this Agreement is terminated as a result of

Buyer's failure or refusal to perform an obligation hereunder (including without limitation Closing on the Closing Date) or breach of Article 14.1, Seller shall be entitled to retain the Earnest Money as a liquidated damage (and not a penalty) to reimburse Seller for its out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement.

    15.3 DISPUTE OVER RIGHT TO TERMINATE. If there is a dispute between the parties over either party's right to terminate this Agreement under Article 15.1, Closing shall not occur, as scheduled. The party which disputes the other party's right to terminate may initiate arbitration proceedings in accordance with Article 17.17 within thirty (30) Days of the date on which Closing was scheduled to occur and, if arbitration is so initiated, the dispute will be resolved through such arbitration proceeding. If the party which disputes the termination right does not initiate an arbitration proceeding to resolve the dispute within the time period specified hereinabove, such party shall be deemed to have waived its right to object to such termination.

    15.4 RETURN OF DOCUMENTS. If this Agreement is terminated prior to Closing, each party shall return to the party which owns or is otherwise entitled thereto all books, records, maps, files, papers and other property in such party's possession relating to the transaction contemplated by this Agreement.

    15.5 CONFIDENTIALITY. Notwithstanding the termination of this Agreement or any other provision of this Agreement to the contrary, the terms of the Confidentiality Agreement executed by Seller and Buyer, dated the 31st day of March, 1997, shall remain in full force and effect. If Closing of the transaction is consummated, the Confidentiality Agreement shall terminate.

                            ARTICLE 16. THE CLOSING

    16.1. CLOSING. One (1) Days prior to the Closing Date, Seller shall provide Buyer with a Closing statement setting forth the adjusted Purchase Price. Seller shall additionally provide Buyer with wiring instructions designating the account or accounts to which the Closing funds are to be delivered in accordance with Article 16.3.2. Closing shall be held in Seller's office at the 4th Floor, 550 WestLake Park Boulevard, Houston, Texas 77079 or any other location as mutually agreed in writing by Seller and Buyer.

    16.2 OBLIGATIONS OF SELLER AT CLOSING. At the Closing, Seller shall deliver to Buyer, unless waived by Buyer, the following:

        16.2.1 A document conveying all of Seller's right, title and interests in and to the Properties substantially in the form of the Assignment and Bill of Sale attached hereto as Exhibit "D". The Assignment and Bill of Sale shall be executed and acknowledged in four (4) multiple originals or such greater number as agreed between the parties;

        16.2.2 Executed and acknowledged assignments of all of Seller's right, title and interest in federal, state or tribal lands on approved forms for such purpose. Additionally, executed and acknowledged mineral deed(s) and special warranty deed(s);

        16.2.3 Evidence that all consents and approvals prerequisite to the sale and conveyance of the Properties (except for consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfer of title) have been obtained, as well as evidence of waiver or lapse of any unexercised preferential purchase rights applicable to the Properties;

        16.2.4 A Certificate executed by an Attorney-in-Fact of Seller certifying as to the matters specified in Articles 14.2.1 and 14.2.2 above substantially in the form of Exhibit "E";

        16.2.5 Letters-in-Lieu of division orders or transfer orders executed by an Attorney-in-Fact of Seller substantially in the form of Exhibit "F";

        16.2.6 An Opinion of Counsel executed by an attorney for Seller substantially in the form of Exhibit "G";

        16.2.7 A Non-Foreign Affidavit executed by an Attorney-in-Fact of Seller substantially in the form of Exhibit "H";

        16.2.8   The license agreement(s) referenced in Article 12.7;

        16.2.9   The litigation letter agreement referenced in Article 10.6;

        16.2.10  The transition agreement referenced in Article 12.8; and

        16.2.11 Such other instruments as necessary to carry out Seller's obligations under this Agreement.

    16.3 OBLIGATIONS OF BUYER AT CLOSING. At the Closing, Buyer shall deliver to Seller, unless waived by Seller, the following:

        16.3.1 The Assignment and Bill of Sale, federal, state and tribal assignments, mineral deed(s) and special warranty deed(s), executed and properly acknowledged, referred to in Articles 16.2.1 and 16.2.2;

        16.3.2 The adjusted Purchase Price, less Earnest Money (plus Computed Interest on the Earnest Money from the date of receipt by Seller until Closing), by wire transfer in accordance with Article 3 hereof;

        16.3.3 A Certificate executed by an authorized officer or Attorney-in-Fact of Buyer certifying as to the matters specified in Articles 14.1.1 and
    14.1.2 substantially in the form of Exhibit "E";

        16.3.4 Letters-in-Lieu of division orders or transfer orders executed by an authorized officer or Attorney-in-Fact of Buyer substantially in the form of Exhibit "F";

        16.3.5 An Opinion of Counsel executed by an attorney for Buyer substantially in the form of Exhibit "G";

        16.3.6 Evidence of compliance with all requirements, if any, of the states in which the Properties are located for the posting of plugging or other applicable bonds relating to the ownership or operation of the Properties;

        16.3.7   The corporate guaranty and/or letter of credit referenced in
    Article 12.6;

        16.3.8   The license agreement(s) referenced in Article 12.7;

        16.3.9   The litigation letter agreement referenced in Article 10.6;

        16.3.10  The transition agreement reference in Article 12.8; and

        16.3.11 Such other instruments as necessary to carry out Buyer's obligations under this Agreement.

                           ARTICLE 17. MISCELLANEOUS

    17.1 NOTICES. All notices and other communications required, permitted or desired to be given hereunder must be in writing and sent by U.S. mail, properly addressed as shown below, and with all postage and other charges fully prepaid or by hand delivery or by facsimile transmission. Date of service by mail and hand delivery is the date on which such notice is received by the addressee and by facsimile is the date sent (as evidenced by fax machine confirmation of receipt), or if such date is not on a Business Day, then on the next date which is a Business Day. Each party may change its address by notifying the other party in writing.

    If to Seller       Amoco Production Company
    by mail:           P.O. Box 3092
                       Houston, Texas 77253-3092
                       Attn: General Manager of Business Development
                             AEGNA Acquisitions and Divestments

    If to Seller by    Amoco Production Company
    hand delivery:     550 WestLake Park Boulevard, 4th floor
                       Houston, Texas 77079
                       Attn: General Manager of Business Development
                             AEGNA Acquisitions and Divestments

    If to Seller       Amoco Production Company
    by facsimile:      Number: 281-366-7544
                       Attn: General Manager of Business Development
                             AEGNA Acquisitions and Divestments

    If to Buyer        MarkWest Resources, Inc.
    by mail:           5613 DTC Parkway, Suite 400
                       Englewood, Colorado 80111
                       Attn: Land Manager

    If to Buyer by     MarkWest Resources, Inc.
    hand delivery:     5613 DTC Parkway, Suite 400
                       Englewood, Colorado 80111
                       Attn: Land Manager

    If to Buyer        MarkWest Resources, Inc.
    by facsimile:      Number: 303-290-8769
                       Attn: Land Manager

    17.2 CONVEYANCE COSTS. Buyer shall be solely responsible for filing and recording documents related to the transfer of the Properties from Seller to Buyer and for all costs and fees associated therewith, including filing the assignment of the Properties with appropriate federal, state, local and tribal authorities as required by applicable Law. As soon as practicable after recording or filing, Buyer shall furnish Seller with all recording data and evidence of all required filings.

    17.3 BROKERS' FEES. Neither party has retained any brokers, agents or finders and none are affiliated with either party or authorized to act on behalf of either party in this matter. EACH PARTY AGREES TO RELEASE, PROTECT, INDEMNIFY, DEFEND AND HOLD THE OTHER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS WITH RESPECT TO ANY COMMISSIONS, FINDERS' FEES OR OTHER REMUNERATION DUE TO ANY BROKER, AGENT OR FINDER CLAIMING BY, THROUGH OR UNDER SUCH PARTY.

    17.4 FURTHER ASSURANCES. From and after Closing, at the request of Seller but without further consideration, Buyer will execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Seller reasonably may request to more effectively put Seller in possession of any property which was not intended by the parties to be conveyed by Buyer. From and after Closing, at the request of Buyer but without further consideration, Seller shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Buyer reasonably may request to more effectively put Buyer in possession of the Properties. If any of the Properties are incorrectly described, the description shall be corrected upon proof of the proper description. From and after Closing, Buyer and Seller shall each execute, acknowledge and deliver to the other such further instruments and take such further action as may be reasonably requested in order to more effectively assure to the other the use and enjoyment of the Properties and otherwise to accomplish the purposes of the transaction contemplated by this Agreement.

    17.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 10 AND ARTICLE 11 (EXCEPT ARTICLES 11.4, 11.5 AND 11.6) OF THIS AGREEMENT SHALL TERMINATE AT CLOSING. ALL OTHER REPRESENTATIONS, WARRANTIES, INDEMNITIES, COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT (INCLUDING THOSE CONTAINED IN ARTICLES 11.4, 11.5 AND 11.6) SHALL SURVIVE THE CLOSING INDEFINITELY. THE PARTIES HAVE MADE NO REPRESENTATIONS OR WARRANTIES, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

    17.6 AMENDMENTS AND SEVERABILITY. No amendments or other changes to this Agreement shall be effective or binding on either of the parties unless the same shall be in writing and signed by both Seller and Buyer. The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

    17.7 SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned, either in whole or in part, without the express written consent of the non-assigning party. The terms, covenants and conditions contained in this Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns, and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Properties.

    17.8 HEADINGS. The titles and headings set forth in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

    17.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF COLORADO, EXCLUDING ANY CHOICE OF LAW RULES WHICH MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

    17.10 NO PARTNERSHIP CREATED. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership or any type of association, and the parties are not authorized to act as agent or principal for each other with respect to any matter related hereto.

    17.11 PUBLIC ANNOUNCEMENTS. Neither Seller nor Buyer (including any of its Affiliates in either case) shall issue a public statement or press release with respect to the transaction contemplated herein (including the price and other terms) without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as required by Law or listing agreement with a national security exchange and then only after prior consultation with the other party.

    17.12 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall entitle anyone other than Seller or Buyer or their authorized successors and assigns to any claim, cause of action, remedy or right of any kind whatsoever.

    17.13 DECEPTIVE TRADE PRACTICES. AS PARTIAL CONSIDERATION FOR THE PARTIES AGREEING TO ENTER INTO THIS AGREEMENT, THE PARTIES EACH CAN AND DO EXPRESSLY WAIVE THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, ARTICLE 17.41 THROUGH 17.63, TEXAS BUSINESS AND CONSUMER CODE, OTHER THAN ARTICLE 17.555, WHICH IS NOT WAIVED, AND ALL OTHER CONSUMER PROTECTION LAWS OF THE STATE OF TEXAS, OR ANY OTHER STATE, APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED BY THE PARTIES. IT IS NOT THE INTENT OF THE PARTIES TO WAIVE AND THE PARTIES SHALL NOT WAIVE ANY APPLICABLE LAW OR PROVISION THEREOF WHICH IS PROHIBITED BY LAW FROM BEING WAIVED. EACH PARTY REPRESENTS TO THE OTHER THAT SUCH PARTY HAS HAD AN ADEQUATE OPPORTUNITY TO REVIEW THE PRECEDING WAIVER PROVISION, INCLUDING THE OPPORTUNITY TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND COMMENT, AND UNDERSTAND THE RIGHTS BEING WAIVED HEREIN.

    17.14 TAX DEFERRED EXCHANGE ELECTION. Either party may elect to structure the conveyance of the Properties as part of an exchange under Article 1031 of the Internal Revenue Code of 1986, as amended. The parties agree to execute all documents, conveyances or other instruments necessary to effectuate an exchange.

    17.15 NOT TO BE CONSTRUED AGAINST DRAFTER. THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW EACH AND EVERY PROVISION CONTAINED IN THIS AGREEMENT AND TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND COMMENT, INCLUDING EXPRESSLY BUT WITHOUT LIMITATION THE WAIVERS AND INDEMNITIES IN ARTICLES 4.3, 5.3, 8, 9, 17.3 AND 17.5. BASED ON SAID REVIEW AND CONSULTATION, THE PARTIES AGREE WITH EACH AND EVERY TERM CONTAINED IN THIS AGREEMENT. BASED ON THE FOREGOING, THE PARTIES AGREE THAT THE RULE OF CONSTRUCTION THAT A CONTRACT BE CONSTRUED AGAINST THE DRAFTER, IF ANY, SHALL NOT BE APPLIED IN THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT.

    17.16 CONSPICUOUSNESS OF PROVISIONS. THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS CONTAINED IN THIS AGREEMENT THAT ARE SET OUT IN "BOLD" SATISFY THE REQUIREMENT OF THE EXPRESS NEGLIGENCE RULE AND ANY OTHER

REQUIREMENT AT LAW OR IN EQUITY THAT PROVISIONS CONTAINED IN A CONTRACT BE CONSPICUOUSLY MARKED OR HIGHLIGHTED.

    17.17 ARBITRATION. ANY DISPUTE ARISING UNDER THIS AGREEMENT ("ARBITRABLE DISPUTE") SHALL BE REFERRED TO AND RESOLVED BY BINDING ARBITRATION IN DENVER, COLORADO BY THREE (3) ARBITRATORS, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA); AND, TO THE MAXIMUM EXTENT APPLICABLE, THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE). IF THERE IS ANY INCONSISTENCY BETWEEN THIS ARTICLE AND ANY STATUTE OR RULES, THIS ARTICLE SHALL CONTROL. ARBITRATION SHALL BE INITIATED WITHIN THE APPLICABLE TIME LIMITS SET FORTH IN THIS AGREEMENT AND NOT THEREAFTER OR IF NO TIME LIMIT IS GIVEN, WITHIN THE TIME PERIOD ALLOWED BY THE APPLICABLE STATUTE OF LIMITATIONS, BY ONE PARTY ("CLAIMANT") GIVING WRITTEN NOTICE TO THE OTHER PARTY ("RESPONDENT") THAT THE CLAIMANT ELECTS TO REFER THE ARBITRABLE DISPUTE TO ARBITRATION, AND THAT THE CLAIMANT HAS APPOINTED AN ARBITRATOR, WHO SHALL BE IDENTIFIED IN SUCH NOTICE. THE RESPONDENT SHALL NOTIFY THE CLAIMANT WITHIN THIRTY (30) DAYS AFTER RECEIPT OF CLAIMANT'S
NOTICE, IDENTIFYING THE ARBITRATOR THE RESPONDENT HAS APPOINTED. THE TWO (2) ARBITRATORS SO CHOSEN SHALL SELECT A THIRD ARBITRATOR WITHIN THIRTY (30) DAYS AFTER THE SECOND ARBITRATOR HAS BEEN APPOINTED (UPON FAILURE OF A PARTY TO ACT WITHIN THE TIME SPECIFIED FOR NAMING AN ARBITRATOR, SUCH ARBITRATOR SHALL BE APPOINTED BY THE ADMINISTRATOR'S DESIGNEE). SELLER SHALL PAY THE COMPENSATION AND EXPENSES OF THE ARBITRATOR NAMED BY OR FOR IT, BUYER SHALL PAY THE COMPENSATION AND EXPENSES OF THE ARBITRATOR NAMED BY OR FOR IT, AND SELLER AND BUYER SHALL EACH PAY ONE-HALF OF THE COMPENSATION AND EXPENSES OF THE THIRD ARBITRATOR. EXCEPT AS PROVIDED IN ARTICLE 4.2, ALL ARBITRATORS MUST BE NEUTRAL PARTIES WHO HAVE NEVER BEEN OFFICERS, DIRECTORS OR EMPLOYEES OF THE PARTIES OR ANY OF THEIR AFFILIATES, MUST HAVE NOT LESS THAN TEN (10) YEARS EXPERIENCE IN THE OIL AND GAS INDUSTRY, AND MUST HAVE A FORMAL FINANCIAL/ACCOUNTING, ENGINEERING OR LEGAL EDUCATION. THE HEARING SHALL BE COMMENCED WITHIN THIRTY
(30) DAYS AFTER THE SELECTION OF THE THIRD ARBITRATOR. THE PARTIES AND THE ARBITRATORS SHALL PROCEED DILIGENTLY AND IN GOOD FAITH IN ORDER THAT THE ARBITRAL AWARD SHALL BE MADE AS PROMPTLY AS POSSIBLE. THE INTERPRETATION, CONSTRUCTION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF COLORADO, AND TO THE MAXIMUM EXTENT ALLOWED BY LAW, IN ALL ARBITRATION PROCEEDINGS THE LAWS OF COLORADO SHALL BE APPLIED, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES. ALL STATUTES OF LIMITATION AND OF REPOSE THAT WOULD OTHERWISE BE APPLICABLE SHALL APPLY TO ANY ARBITRATION PROCEEDING. THE TRIBUNAL SHALL NOT HAVE THE AUTHORITY TO GRANT OR AWARD INDIRECT OR CONSEQUENTIAL DAMAGES, PUNITIVE DAMAGES OR EXEMPLARY DAMAGES.

    17.18 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, which shall when taken together constitute one (1) valid and binding agreement.

    17.19 ENTIRE AGREEMENT. This Agreement supersedes all prior and contemporaneous negotiations, understandings, letters of intent and agreements (whether oral or written) between the parties relating to the Properties and constitutes the entire understanding and agreement between the parties with respect to the sale and purchase of the Properties.

    The parties have executed this Agreement on the day and year first set forth above.



                             AMOCO PRODUCTION COMPANY


                             By:
                                ---------------------------------

                             Name: R. D. Howard
                             Title: Attorney - in - Fact



                             MARKWEST RESOURCES, INC.

                             By:
                                ---------------------------------

                             Name: Kevin L. Stowe
                             Title: Attorney - in - Fact

                                  EXHIBIT "A"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                        MARKWEST RESOURCES, INC., BUYER

                  WORKING INTERESTS AND NET REVENUE INTERESTS

                                  SCHEDULE "1"
                                       TO
                                  EXHIBIT "A"

                        NON-COTTONTAIL PASS UNIT ASSETS


The Non-Cottontail Pass Unit Equipment includes any and all properties (real, personal or mixed) and rights (contractual or otherwise) located downstream of the outlet flange of the wellhead meter run(s), including without limitation, the following:

CENTRAL GATHERING FACILITY. The Central Gathering Facility located in Section 33, T32S, R66W consists of equipment used to gather natural gas and water produced from wells currently located in the Cottontail Pass Unit Area. These facilities condition and compress the gas for delivery into the Eight-Inch Gas Sales Line and dispose of produced water into the Horn Springs Canyon water disposal well.

- The central facility equipment associated with natural gas collection generally includes two (2) central compressors, associated buildings, sound walls, two (2) dehydrators, natural gas/water separators, associated pits, valves, piping and associated equipment. Also included is the central automation host computer, field radio telemetry system, fiber optic cable, central facility gas meters and gas conditioning control equipment and associated equipment.

- The central facility equipment associated with water collection and disposal generally includes the Horn Springs Canyon water disposal well, water storage tanks, two (2) water injection pumps, building, large emergency water storage pit and associated equipment.

FIELD COLLECTION SYSTEM. The Field Collection System consists of the facilities necessary to gather natural gas and water produced from wells currently located in the Cottontail Pass Unit Area and delivers the same to the Central Gathering Facility. These facilities consist of three-inch, four-inch and six-inch gas gathering pipelines and three-inch and four-inch water gathering pipelines, associated pumps, valves, blow down pits and associated equipment. Also included are the three-inch gas lift lines which are currently out of service.

EIGHT-INCH GAS SALES LINE. The Eight-Inch Gas Sales Line consists of equipment used to gather natural gas from the Central Gathering Facility to the Colorado Interstate Gas Picketwire central delivery point in Section 35-T33S-R66W. Also included are a 300 bbl tank at the State of Colorado AS No. 1 location, valves, sundry piping, automation equipment (RTU) associated with the pipeline and associated equipment.

RIGHTS-OF-WAY. Rights-of-way, easements and surface leases associated with the: (a) Central Gathering Facility and Field Collection System, and (b) the Eight-Inch Gas Sales Line.

SURFACE TRACTS AND IMPROVEMENTS. Amoco owned property consisting of the following:

-    Field Office and associated site (including their content)

-    Storage Buildings and associated site (including their content)

- A tract of land located in the SW/SE of Section 28, Township 32 South, Range 66 West, Las Animas County, Colorado

- A tract of land located in the NE/SW of Section 28, Township 32 South, Range 66 West, Las Animas County, Colorado

- A tract of land located in the SW/NE of Section 33, Township 32 South, Range 66 West, Las Animas County, Colorado

- A tract of land located in the NE\NW of Section 33, Township 32 South, Range 66 West, Las Animas County, Colorado

Notwithstanding anything contained in this Exhibit/Schedule to the contrary, the Non-Cottontail Pass Unit Assets shall not include the items set forth on Exhibit B (Excluded Properties) which are being reserved by Seller.

                                 EXHIBIT "A-1"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                        MARKWEST RESOURCES, INC., BUYER


                                  PROPERTIES

                                  EXHIBIT "B"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                        MARKWEST RESOURCES, INC., BUYER


                              EXCLUDED PROPERTIES

                                  EXHIBIT "C"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                        MARKWEST RESOURCES, INC., BUYER


                                  LITIGATION

    The following is a summary of the three (3) outstanding litigation matters associated with the Properties:

    1. CANYON COMMUNITIES FOR A QUIET ENVIRONMENT, INC. VS. BOARD OF COUNTY COMMISSIONERS AND AMOCO PRODUCTION COMPANY (filed in March, 1996 in Las Animas County District Court). The plaintiffs in this case are objecting to the validity of the special use permit issued by the Board of County Commissioners and associated noise levels as the same pertain to Amoco's compressors located at the central gathering facility.

    2. THOMAS WALSH VS. AMOCO PRODUCTION COMPANY (filed in November, 1996 in Las Animas County District Court). The plaintiff in this case is objecting to the noise levels as the same pertain to Amoco's compressors located at the central gathering facility.

    3. TOM BEACH, MARY BEACH, INDIVIDUALLY AND ON BEHALF OF THEIR CHILDREN ZACHARY BEACH AND CATIE LEE BEACH VS. AMOCO PRODUCTION COMPANY (filed in November, 1996 in Las Animas County District Court). The plaintiffs in this case are objecting to the noise levels as the same pertain to Amoco's compressors located at the central gathering facility.

    4. CLAUDINE BLINKEY VS. AMOCO PRODUCTION COMPANY (filed in February, 1997 in Las Animas County District Court). The plaintiff in this case is objecting to the surface operations conducted by Amoco as lessee under the oil and gas lease.

                                  EXHIBIT "D"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                        MARKWEST RESOURCES, INC., BUYER


                          ASSIGNMENT AND BILL OF SALE


STATE OF COLORADO        )
                         )
COUNTY OF __________     )


    This ASSIGNMENT AND BILL OF SALE ("Assignment") dated the ______ day of ________________, 199___, but effective as of the __ day of ___, 199___
("Effective Time"), is from Amoco Production Company, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Assignor") to ____________, a ________ corporation, with an office at __________ (hereinafter referred to as "Assignee").

    FOR Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby GRANTS, CONVEYS, SELLS and ASSIGNS to Assignee the following properties (real, personal or mixed) and rights (contractual or otherwise):

    [INSERT DEFINITION OF PROPERTIES AND EXCLUDED ASSETS.]

All of the properties (real, personal and mixed) and rights (contractual or otherwise) described hereinabove are referred to as "Properties".

    TO HAVE AND TO HOLD the Properties subject to the following terms and conditions:

    1. SPECIAL WARRANTY OF TITLE. ASSIGNOR WARRANTS AND SHALL DEFEND TITLE TO THE PROPERTIES CONVEYED TO ASSIGNEE AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING THE PROPERTIES OR ANY PART THEREOF BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE.

    2. AGREEMENTS. This Assignment is made subject to and shall be burdened by the terms, covenants and conditions contained in any contracts, agreements and instruments affecting the Properties; and at and after the Effective Time, Assignee shall be bound by and shall perform all of the terms, covenants and conditions contained therein.

    3. COMPLIANCE WITH LAWS: This Assignment is made subject to all applicable laws, statutes, ordinances, permits, decrees, orders, judgments, rules and regulations which are promulgated, issued or enacted by a governmental entity or tribal authority having appropriate jurisdiction, and Assignee shall comply with the same at and after the Effective Time.

    4. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions contained in this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Properties, or any part thereof.

    5. PURCHASE AND SALE AGREEMENT. This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in that certain PURCHASE AND SALE AGREEMENT dated ______________, 199__, by and between Amoco Production Company, as Seller and __________________, as Buyer ("Purchase and Sale Agreement"), and the terms, covenants and conditions contained in the Purchase and Sale Agreement are incorporated herein by reference as though said terms, covenants and conditions were fully set forth verbatim herein. If there is a conflict between the provisions of the Purchase and Sale Agreement and this Assignment, the provisions of the Purchase and Sale Agreement shall control the rights and obligations of the parties.

    EXECUTED on the day and year first referenced above, but effective as of the Effective Time.

                                       Assignor
                                       AMOCO PRODUCTION COMPANY



                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title: Attorney-in-Fact


                                       Assignee

                                       -------------------------------------


                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------

STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

    The foregoing instrument was acknowledged before me this _______ day of ___________________, 199__, by ________________________, Attorney-in-Fact on
behalf of AMOCO PRODUCTION COMPANY, a Delaware corporation.


My commission expires:
                                       ------------------------------------
                                       Signature

                                       ------------------------------------
                                       Name (Printed, Typed of Stamped)
                                       Notary Public in and for the
                                       State of Texas



STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

    The foregoing instrument was acknowledged before me this _______ day of _______________, 199__, by ________________________, ________ on behalf of,
__________________________ a _______________ corporation.


My commission expires:
                                       ------------------------------------
                                       Signature

                                       ------------------------------------
                                       Name (Printed, Typed of Stamped)
                                       Notary Public in and for the
                                       State of Texas

                                  EXHIBIT "E"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                        MARKWEST RESOURCES, INC., BUYER

                                  CERTIFICATE

     I, ______________________, __________________ of ___________________, a
_______________ corporation ("__________"), do hereby certify pursuant to Article of the Purchase and Sale Agreement by and between ___________ and __________, dated the ______ day of ___________, 199__ (the "Agreement"),
that the representations and warranties contained in Articles ____ of the Agreement are true and correct on and as of the date hereof, except for inaccuracies which in the aggregate are not material when considering the transaction as a whole.


                                       -------------------------------------

                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------
                                       Date:
                                             -------------------------------

                                  EXHIBIT "F"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                        MARKWEST RESOURCES, INC., BUYER

                                LETTERS-IN-LIEU


______________, 199___


[Product Purchaser's Name]
[Product Purchaser's Address]


Gentlemen:

     Enclosed is a copy of an unrecorded Assignment and Bill of Sale dated the ____ day of _____________, 199___, from Amoco Production Company ("Seller") to
____________________________________ ("Buyer") conveying all of Seller's right, title and interests in and to the properties described in Exhibit "A" attached hereto ("Properties").

     You are currently disbursing proceeds from the oil or gas produced from the Properties pursuant to certain division orders, transfer orders or other agreements. This letter is provided by Seller and Buyer as an agreement in lieu of having separate division orders or transfer orders prepared and executed for the Properties.

     PAYMENT INSTRUCTIONS - Effective as of the next distribution date, and until further notice, Seller and Buyer hereby authorize and instruct you to pay to Buyer all amounts which become due to the interests formerly owned by Seller for any products produced or sold from the Properties. Payments should be made to Buyer at the following address:

                                [Buyer's Name]
                               [Buyer's Address]

It is the intent of Seller and Buyer that there be no suspension of or interruption in payments made by you with respect to the Properties.

     INDEMNITY - Buyer hereby agrees to indemnify you against any and all claims, demands, suits, causes of action, losses, damages and costs (including attorneys' fees and costs of litigation) occurring as a result of your making remittances in the manner specified herein.

     FURTHER INFORMATION - Upon request, Buyer will furnish you a copy of the recorded Assignment and Bill of Sale, when available. If you have any questions regarding the Properties or other matters set forth herein, or if for any reason you are unable to comply with the request set forth in this letter, you are requested to contact:

                                [Buyer's Name]
                               [Buyer's Address]
                            [Attn:_______________]
                            [Tel. No:_____________]

     In order that Buyer may have a record evidencing your acceptance of this letter, we request that you sign two (2) copies of this letter in the space provided below and return one (1) fully executed copy to Buyer to the above address.


BUYER                                  SELLER
-----                                  ------

------------------------------         AMOCO PRODUCTION COMPANY

By:                                    By:
   ---------------------------            -------------------------------
Name:                                  Name:
    --------------------------              -----------------------------
Title:                                 Title:
     -------------------------               ----------------------------


RECEIPT IS ACKNOWLEDGED THIS ______ DAY OF ___________________, 199___.


------------------------------

By:
   ---------------------------
Name:
    --------------------------
Title:
     -------------------------

                                    EXHIBIT "G"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                        MARKWEST RESOURCES, INC., BUYER


                              OPINION OF COUNSEL


To:  [Seller/Buyer]


Gentlemen:

This opinion is delivered to you pursuant to that certain Purchase and Sale Agreement by and between _________________________, a ____________ corporation
("Seller") and ______________________________, a _____________ corporation
("Buyer") dated the ________ day of ______________, 199____ (the "Agreement").
Capitalized terms not otherwise defined have the same meanings as set forth in the Agreement.

As counsel for _______________, I have made such legal and factual examinations as I have deemed necessary and proper in rendering the opinions herein expressed, and I have examined, among other things, the materials listed below:

(a)  The Certificate of Incorporation and Bylaws of _________, as amended;

(b) Advice from the _______________ Secretary of State as to the good standing of ________ in _______________;

(c) Certified copies of resolutions adopted by the Board of Directors of __________ in connection with the Agreement and certain related matters; and

(d)  An executed copy of the Agreement.

Based upon the foregoing and having regard to the legal considerations which I deem relevant, it is my opinion that:

1. _____________________ is a corporation duly organized, validly existing and in good standing under the Laws of the State of __________, having all requisite corporate power and authority to own and lease the Properties. ________ is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Properties are located;

2. ________ has all requisite corporate power and authority to execute and deliver the Agreement, to consummate the transactions contemplated therein and to perform all of the terms and conditions to be performed by it as provided for in the Agreement. The execution and delivery of the Agreement by _______, the performance by ________ of all of the terms and conditions to be performed by it and the consummation of the transactions contemplated therein have been duly authorized and approved by all necessary corporate action. The Agreement has been duly executed and delivered by _______ and constitutes the valid and binding obligation of ______, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

3. The execution and delivery of the Agreement and the consummation of the transaction contemplated therein will not conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of _________;

4. The execution and delivery of the Agreement and the consummation of the transaction contemplated therein will not violate any provision of, or require any filing, consent or approval under any Law applicable to or binding upon _________________________ (assuming receipt of all consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfers of title); and
5. All necessary corporate action has been taken by _____ to authorize the execution and delivery of the Agreement and the performance by _____ of its obligations thereunder.

In rendering this opinion, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted as certified, photostatic or otherwise identified as copies. I also have obtained and relied upon such certificates as to factual matters and other assurances from public officials and officers of ______ as I considered necessary for the purpose of rendering this opinion. With respect to the good standing of ______, I have relied solely on the advice of the Secretary of State of _______.

The foregoing opinion is limited to the laws of the State of ________ and the federal laws of the United States of America, and I express no opinion as to the applicability or the effect of the laws of any other jurisdiction.

This opinion is rendered solely for the benefit of the entity to which this opinion is addressed in connection with the Agreement and the transactions contemplated thereby, and may not be relied upon for any other purpose, nor may it be furnished to, used, circulated, quoted or referred to by any other person or entity without my prior written consent.

                                       Sincerely,


                                       --------------------------------------
                                       Name:
                                            ---------------------------------
                                       Counsel For:
                                                   --------------------------
                                       Date:
                                             --------------------------------

                                  EXHIBIT "H"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                        MARKWEST RESOURCES, INC., BUYER


                             NON-FOREIGN AFFIDAVIT

                     EXEMPTION FROM WITHHOLDING OF TAX FOR
                 DISPOSITIONS OF U.S. REAL PROPERTY INTERESTS


    Article 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform _____________ that withholding of tax is not required upon the disposition of a U.S. real property interest by Amoco Production Company, the undersigned hereby certifies the following:

    1. Amoco Production Company is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation;

    2.   Amoco Production Company's taxpayer identifying number is 73-0466080;
and

    3. Amoco Production Company's home or office address is 501 WestLake Park Boulevard, Houston, Texas 77079.

    Amoco Production Company understands that this certification may be disclosed to the Internal Revenue Service by ______________ and that any false statement contained herein could be punished by fine, imprisonment, or both.

    Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare I have authority to sign this document.


                            AMOCO PRODUCTION COMPANY



                            By:
                               -----------------------------------
                            Name:
                                 ---------------------------------
                            Title: Attorney-in-Fact

STATE OF TEXAS    )
                  )
COUNTY OF HARRIS  )

    The foregoing instrument was acknowledged before me this _______ day of ___________________, 199__, by ________________________ as Attorney-in-Fact, on
behalf of Amoco Production Company, a Delaware corporation.


My commission expires:
                                     --------------------------------
                                     Signature

                                     --------------------------------
                                     Name (Printed, Typed of Stamped)
                                     Notary Public in and for the
                                     State of Texas

                                  EXHIBIT "A"

                            TO LITIGATION AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER

                                  LITIGATION

    The following is a summary of the four outstanding litigation matters associated with the Properties:

    1. CANYON COMMUNITIES FOR A QUIET ENVIRONMENT, INC. VS. BOARD OF COUNTY COMMISSIONERS AND AMOCO PRODUCTION COMPANY, Civil Action No. 96-CV-17 (filed in March, 1996 in Las Animas County District Court). The plaintiffs in this case are objecting to the validity of the special use permit issued by the Board of County Commissioners and associated noise levels as the same pertain to Amoco's compressors located at the central gathering facility.

    2. THOMAS WALSH VS. AMOCO PRODUCTION COMPANY (filed in November, 1996 in Las Animas County District Court). The plaintiff in this case is objecting to the noise levels as the same pertain to Amoco's compressors located at the central gathering facility.

    3. CLAUDINE BLINKEY VS. AMOCO PRODUCTION COMPANY, Civil Action No. 97CV14 (filed in February, 1997 in Las Animas County District Court). The plaintiff in this case is objecting to the surface operations conducted by Amoco as lessee under the oil and gas lease.

    4. CLAUDINE BLINKEY VS. AMOCO PRODUCTION COMPANY, Civil Action No. 98 B 778 (removed to the United States District Court For the District Of Colorado).













                                       1